                                                                   EXHIBIT 10.94


                                                                  EXECUTION COPY

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                             PARTICIPATION AGREEMENT

                           Dated as of March 30, 2001

                                      among

                              SYMANTEC CORPORATION,
                                 as the Lessee,

                            THE SYMANTEC 2001 TRUST,
                                 as the Lessor,

                            WILMINGTON TRUST COMPANY,

           THE VARIOUS BANKS, FINANCIAL INSTITUTIONS AND INSTITUTIONAL
        LENDERS, OR THEIR INVESTMENT AFFILIATES WHICH ARE PARTIES HERETO
                       FROM TIME TO TIME, as the Holders,

           THE VARIOUS BANKS, FINANCIAL INSTITUTIONS AND OTHER LENDING INSTITUTIONS WHICH ARE PARTIES HERETO FROM TIME TO TIME, as the
                                    Lenders,

                               FUJI BANK, LIMITED,
                           as the Documentation Agent,

                          KEYBANK NATIONAL ASSOCIATION,
                            as the Syndication Agent,

                                       and

                            THE BANK OF NOVA SCOTIA,
     as the Administrative Agent for the Lenders and the Holders and as the
                               Sole Lead Arranger



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                                TABLE OF CONTENTS

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
SECTION 1.     LOANS AND HOLDER ADVANCES.....................................................1

        1.1    Loans.........................................................................1

        1.2    Holder Advances...............................................................2

        1.3    Restrictions on Lease Balance.................................................2

        1.4    Interest on Loans.............................................................3

        1.5    Yield on Holder Certificates..................................................3

        1.6    Construction Period Holder Yield and Lessor Commitment Fees...................4

        1.7    Interest Period Selection Elections...........................................4

        1.8    Prepayments...................................................................4

        1.9    Payments......................................................................5

        1.10   Commitment Fee................................................................5

SECTION 2.     SUMMARY OF TRANSACTIONS.......................................................5

        2.1    Operative Agreements..........................................................5

        2.2    Property Purchase.............................................................5

        2.3    Construction of Improvements; Lease of Property...............................6

SECTION 3.     THE CLOSING...................................................................6

        3.1    Closing Date..................................................................6

SECTION 4.     FUNDING OF ADVANCES; PLEDGED COLLATERAL.......................................6

        4.1    General.......................................................................6

        4.2    Procedures for Funding........................................................6

        4.3    Allocation of Advances Between Land and Improvements..........................7

        4.4    Pledged Collateral............................................................8

SECTION 5.     CONDITIONS OF THE CLOSING AND ADVANCES........................................8

        5.1    Conditions to the Holders' and Lenders' Obligations to Make Loans and
               Holder Advances on the Initial Funding Date...................................8

        5.2    Conditions to the Holders' and Lenders' Obligations to Make Loans and
               Holder Advances on each Property Closing Date................................10

        5.3    Conditions to the Holders' and the Lenders' Obligations to Make
               Advances to Pay Project Costs for Construction on the Property or
               Properties...................................................................13


                                       i.

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                                TABLE OF CONTENTS
                                   (CONTINUED)

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        5.4    Completion Date Conditions...................................................15

        5.5    Restrictions on Liens........................................................15

SECTION 6.     REPRESENTATIONS AND WARRANTIES...............................................15

        6.1    Representations and Warranties of the Trust Companies........................15

        6.2    Representations and Warranties of the Borrower...............................17

        6.3    Representations and Warranties of the Lessee.................................19

        6.4    Representations and Warranties of the Lessee Upon each Funding Date..........24

        6.5    Representations and Warranties of the Lessor Upon each Funding Date..........26

SECTION 7.     PAYMENT OF CERTAIN EXPENSES..................................................27

        7.1    Payment of Costs and Expenses................................................27

        7.2    Brokers' Fees and Stamp Taxes................................................27

SECTION 8.     OTHER COVENANTS AND AGREEMENTS...............................................28

        8.1    Cooperation with the Lessee..................................................28

        8.2    Covenants of the Trust Companies, the Trust, and the Holders.................28

        8.3    Proceeds of Casualty.........................................................29

        8.4    Lessee Covenants, Consent and Acknowledgment.................................30

        8.5    Appointment of the Agent by the Lenders, the Holders and the Trust...........33

        8.6    Release of Properties, etc...................................................34

SECTION 9.     CREDIT AGREEMENT AND TRUST AGREEMENT.........................................34

        9.1    Lessee's Credit Agreement Rights.............................................34

        9.2    Lessee's Trust Agreement Rights..............................................35

SECTION 10.    TRANSFER OF INTEREST.........................................................35

        10.1   Restrictions on Transfer.....................................................35

        10.2   Effect of Transfer...........................................................35

        10.3   Disclosure of Information; Pledge Under Regulation A.........................36

SECTION 11.    INDEMNIFICATION..............................................................37

        11.1   General Indemnity............................................................37

        11.2   Environmental Indemnity......................................................38

        11.3   General Impositions Indemnity................................................39

        11.4   LIBOR Lending Unlawful.......................................................44


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                                TABLE OF CONTENTS
                                   (CONTINUED)

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        11.5   Deposits Unavailable.........................................................44

        11.6   Increased Costs, etc.........................................................44

        11.7   Funding Losses...............................................................46

        11.8   Capital Adequacy.............................................................46

        11.9   Special Tax Indemnity........................................................47

        11.10  Indemnity Payments in Addition to Lease Obligations..........................48

        11.11  Lessor Indemnification.......................................................48

        11.12  Indemnifications Provided by the Lessor in Favor of the Other
               Indemnified Persons..........................................................50

SECTION 12.    DISTRIBUTION.................................................................50

        12.1   Basic Rent...................................................................50

        12.2   Purchase Payments by the Lessee..............................................51

        12.3   Payment of Participant Balances..............................................51

        12.4   Sales Proceeds of Remarketing of Properties..................................51

        12.5   Supplemental Rent............................................................52

        12.6   Distribution of Payments after Event of Default..............................52

        12.7   Other Payments...............................................................53

        12.8   Casualty and Condemnation Amounts............................................54

        12.9   Order of Application.........................................................54

SECTION 13.    MISCELLANEOUS................................................................54

        13.1   Survival of Agreements.......................................................54

        13.2   Notices......................................................................54

        13.3   Counterparts.................................................................56

        13.4   Terminations, Amendments, Waivers, Etc.; Unanimous Vote Matters..............56

        13.5   Headings, etc................................................................58

        13.6   Parties in Interest..........................................................58

        13.7   GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; VENUE.......58

        13.8   Severability.................................................................59

        13.9   Liability Limited............................................................59

        13.10  Rights of the Lessee.........................................................60

                                      iii.
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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
        13.11  Further Assurances...........................................................60

        13.12  Financial Reporting/Tax Characterization.....................................60

        13.13  Successors and Assigns.......................................................61

SECTION 14.    RENEWALS.....................................................................61

        14.1   Extensions of Maturity Date and Expiration Date..............................61




                                      iv.
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SCHEDULES

1.2 - Holder Commitments and Addresses

1.9 - Agent's Payment Address

EXHIBITS

A - Form of Requisition - Section 4.2

B - Form of Lessee's Secretary's Certificate - Sections 5.1(e), (f) and (i)

C - Form of Lessee's Officer's Certificate - Section 5.1(g)

D - Form of Trust's Officer's Certificate - Section 5.1(p)

E - Form of Lessee Completion Certificate - Section 5.4(b)

F - Form of Lessee's Officer's Compliance Certificate - Section 8.4(a)(i)

ANNEX A - Rules of Usage and Definitions




                                       v.
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                                                                  EXECUTION COPY


                             PARTICIPATION AGREEMENT

        THIS PARTICIPATION AGREEMENT, dated as of March 30, 2001 (as amended, extended, supplemented, modified or restated from time to time, this "Agreement"), is entered into by and among SYMANTEC CORPORATION, a Delaware corporation (the "Lessee" or "Construction Agent"), THE SYMANTEC 2001 TRUST, a Delaware business trust (the "Trust," "Borrower" or "Lessor"), the entity serving as trustee of the Trust (together with any institutional co-trustee and any successor trustee, the "Trust Companies"), the various banks, financial institutions and institutional lenders, or their investment affiliates, which are party hereto from time to time as holders of Certificates (individually, a "Holder" and collectively, the "Holders"), the various banks, financial institutions and institutional lenders which are party hereto from time to time as lenders (individually, a "Lender" and collectively, the "Lenders"), FUJI BANK, LIMITED, as the documentation agent, KEYBANK NATIONAL ASSOCIATION as the syndication agent and THE BANK OF NOVA SCOTIA, as the administrative agent for the benefit and on behalf of the Lenders and with respect to the Security Documents, as agent for the benefit and on behalf of the Lenders and the Holders, to the extent of their respective interests, and as the Sole Lead Arranger (in such capacity, the "Agent"). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in ANNEX A.

        In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. LOANS AND HOLDER ADVANCES.

        1.1    LOANS.

               (a) Subject to the terms and conditions of this Agreement and the other Operative Agreements, and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, the Lenders have agreed to make Loans to the Trust from time to time in an aggregate principal amount of up to $62,400,000 in order for the Trust to acquire each Property to develop the Land related thereto, and to construct the Improvements thereon in accordance with the Construction Agency Agreement, and for other purposes described herein, and in consideration of the receipt of proceeds of the Loans, the Trust will issue the Notes. The Loans shall be made and the Notes shall be issued pursuant to the Credit Agreement. Pursuant to
SECTION 4 and Section 2 of the Credit Agreement, the Loans will be made to the Trust at the request of the Construction Agent, in consideration for the Construction Agent's agreement, for the benefit of the Holders, pursuant to the Construction Agency Agreement, to purchase each Property and to develop the Land related thereto and to construct the Improvements thereon in accordance with the applicable Plans and Specifications.

               (b) The Loans and the obligations of the Trust under the Credit Agreement shall be secured by, inter alia, (i) a first priority assignment of the Lease, granted pursuant to the Assignment of Lease and consented to by the Lessee pursuant to the Consent to Lease Assignment, (ii) a first priority assignment of the Construction Agency Agreement and all Construction Agency Agreement Supplements thereto granted pursuant to the Contract


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

Assignment and consented to by the Construction Agent pursuant to the Consent to Contract Assignment; and (iii) a first priority mortgage lien (subject to the Permitted Exceptions) on each Property and the Lease thereof pursuant to a Deed of Trust joined by the Lessee.

        1.2    HOLDER ADVANCES.

               (a) Subject to the terms and conditions of this Agreement and the other Operative Agreements, including the satisfaction of all applicable conditions precedent set forth in SECTION 5, and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, on each Funding Date, each Holder shall make an advance of immediately available funds (each, a "Holder Advance"), on a pro rata basis, to the Trust, based on such Holder's Holder Commitment as set forth on SCHEDULE 1.2; provided, that the Agent shall have received a Requisition from the Construction Agent in accordance with SECTION 4. The aggregate amount of all Holder Advances shall be not less than four percent (4.0%) of the amount of all Advances requested; provided, that no Holder shall be obligated to make any Holder Advance if, after giving effect to the proposed Holder Advance, the outstanding aggregate amount of the Holder Advances of such Holder would exceed such Holder's Holder Commitment; and provided, further, that the aggregate amount of Holder Advances shall not, at any time, exceed the aggregate amount of all Holder Commitments.

               (b) No prepayment or any other payment with respect to any Advance shall be permitted if such prepayment or payment would cause the outstanding Holder Advances to equal less than four percent (4.0%) of the outstanding amount of all Advances, except in connection with the termination or expiration of the Term, or in connection with the exercise of remedies relating to the occurrence of an Event of Default. To the extent the Trust, in its capacity as Borrower under the Credit Agreement, shall have elected to terminate or reduce the amount of the aggregate Lender Commitments pursuant to Section 2.4(b) of the Credit Agreement, a pro rata election shall be deemed to have been made with respect to the Holder Commitment. On any date on which the aggregate Lender Commitments shall be reduced to zero ($0) as a result of a Credit Agreement Event of Default, the aggregate Holder Commitments shall also automatically be reduced to zero ($0) and the Trust shall prepay the Holder Advances in full, together with accrued but unpaid Holder Yield thereon and all other amounts owing under the Certificates.

               (c) The representations, warranties, covenants and agreements of the Holders herein and in the other Operative Agreements are several, and not joint or joint and several.

        1.3 RESTRICTIONS ON LEASE BALANCE. The Lease Balance shall not exceed the lesser of (x) the Estimated Project Costs and (y) 110 percent (110.0%) of the Fair Market Sales Value of any Property, as set forth in the Appraisal of such Property delivered pursuant to SECTION 5.2. The Trust shall use the Holder Advances to pay a portion of the Project Costs simultaneously and pro rata with the fundings by the Lenders.


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

        1.4    INTEREST ON LOANS.

               (a) Each Loan shall accrue interest computed and payable in accordance with the terms of the Credit Agreement. Each Loan shall become due and payable at the dates and times provided under the Credit Agreement.

               (b) The Lessor shall, in accordance with SECTION 12, distribute the Debt Basic Rent and all other amounts due with respect to the Loans paid to the Lessor by the Lessee under the Lease from time to time.

               (c) Interest accruing at the Overdue Rate shall be payable on demand.

        1.5    YIELD ON HOLDER CERTIFICATES.

               (a) The amount of the Holder Advances outstanding from time to time shall accrue yield ("Holder Yield") at the Yield Rate, calculated using the actual number of days elapsed and, when the Yield Rate is based on the Adjusted LIBOR, a 360-day year basis and, if calculated at the ABR, a 360-day year basis if the ABR is calculated at the Federal Funds Effective Rate, and a 365-, or, if applicable, 366-, day year basis if the ABR is calculated at the Base Rate.

               (b) Each Holder shall receive its pro rata portion of the Holder Yield on Holder Advances from the Trust Estate. Payment of Holder Yield to each Holder shall be made on each Scheduled Interest Payment Date, or as otherwise provided herein, in the Trust Agreement or in the Credit Agreement. If not repaid sooner, the outstanding aggregate amount of Holder Advances shall be due in full on the Maturity Date. On the Maturity Date, the Trust shall pay to each Holder its portion of the Holder Advances then due, together with all accrued but unpaid Holder Yield and all other amounts due to such Holder from the Trust.

               (c) Holder Yield on outstanding Holder Advances shall be due and payable by the Holders during the Construction Period as provided in SECTION
1.6 and thereafter the Trust shall distribute to the Holders the Holder Yield and all other amounts due with respect to the Holder Advances paid to the Trust by the Lessee under the Lease, provided, that Holder Yield accruing at the Overdue Rate shall be payable on demand and (ii) each prepayment of Holder Advances shall be accompanied by accrued Holder Yield to the date of such prepayment on the amount prepaid and breakage costs, if any.

               (c) The calculation of Holder Yield shall be made by the Agent, such calculation being conclusive and binding on the Trust and the Holders in the absence of manifest error. The Agent shall distribute, in accordance with SECTION 12, the Lessor Basic Rent and all other amounts due with respect to the Holder Advances paid to the Lessor by the Lessee under the Lease or the other Operative Agreements from time to time.

               (e) If all or any portion of the Holder Advances, any Holder Yield payable thereon, or any other amount payable hereunder shall not be paid within three (3) days after the same is due (whether at stated maturity, acceleration thereof or otherwise), such overdue amount shall, without limiting the rights of the Holders under any Operative Agreement, bear interest at a rate per annum equal to the Overdue Rate, in each case from the date of nonpayment until paid


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

(whether before or after judgment). Upon the occurrence, and during the continuance of an Event of Default, the amount of, and, to the extent permitted by law, interest on the Loans and Holder Yield on the Holder Advances and any other amounts owing hereunder or under the other Operative Agreements shall bear interest, payable on demand, at a per annum rate equal to the Overdue Rate.

        1.6 CONSTRUCTION PERIOD HOLDER YIELD AND LESSOR COMMITMENT FEES. During the Construction Period, on each date which is one (1) Business Day prior to any date on which the Holders are entitled to a payment on account of Holder Yield or their pro rata share of the Commitment Fee, the Construction Agent shall be deemed to have requested that the Holders make Holder Advances, with an Interest Period of one month, in an amount equal to their respective Holder Yield or Commitment Fee due and payable on such date solely for the purpose of paying such Holder Yield or Commitment Fee which are then due and payable, which Holder Advances shall not be paid to the Construction Agent or any third party under the Operative Agreements but shall be capitalized as part of Project Costs.

        1.7 INTEREST PERIOD SELECTION ELECTIONS. By delivering an Interest Period Selection Notice to the Trust and the Agent with respect to Holder Advances and Loans, respectively, the Lessee may from time to time during the Term irrevocably select, on not less than three (3) nor more than five (5) Business Days' notice (other than the initial Interest Period with respect to the Advance to be made on the Closing Date, which such Advance is to bear interest at a rate equal to the ABR and notice may be given on the Closing
Date), the duration for the next succeeding Interest Period; provided, however, that (a) in the absence of a delivery of an Interest Period Selection Notice with respect to any Loan or Holder Advance at least three (3) Business Days before the last day of the then current Interest Period with respect thereto, the Lessee shall be deemed to have selected that such Loan or Holder Advance have an Interest Period of one (1) month, (b) each such selection shall be prorated among the applicable outstanding Loans and Holder Advances of all Financing Parties, (c) the outstanding Loans and Holder Advances may not be apportioned into more than three (3) separate Interest Periods at any one time, and (d) only Interest Periods of one month shall be permitted during the Construction Period. Each Interest Period Selection Notice so delivered or deemed delivered by the Lessee shall be deemed an effective election by the Borrower of the method for computing interest on the Loans under the Credit Agreement.

        1.8    PREPAYMENTS.

               (a) VOLUNTARY PREPAYMENTS. The Lessee shall have the right to prepay an amount equal to the aggregate outstanding Lease Balance in whole, but not in part, pursuant to the exercise of the purchase options permitted under the Lease or the Construction Agency Agreement.

               (b)    MANDATORY PREPAYMENTS.

                      (i) If at any time the sum of the aggregate amount of outstanding Loans and Holder Advances shall exceed the Aggregate Commitment Amount, the Lessee shall immediately make payment on the Loans or Holder Advances in an amount sufficient to eliminate such excess. Payments required to be made hereunder shall be applied first to ABR


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

Loans or ABR Holder Advances and second to LIBOR Loans or LIBOR Holder Advances in direct order of their Interest Period maturities.

                      (ii) The Borrower shall prepay or repay the Loans and the Holder Advances with the proceeds of all amounts payable by the Lessee pursuant to Article XV, XVI, XVII, XX or XXI of the Lease or Articles IV or V of the Construction Agency Agreement, and such prepayments or repayments shall be applied to the Loans and the Holder Advances in the manner set forth in
SECTION 12.

               (c) NOTICE. The Lessee will provide irrevocable notice to the Agent of any prepayment of Loans or Holder Advances at least three (3) Business Days prior to the date of prepayment.

        1.9 PAYMENTS. All payments (including prepayments) to be made by the Lessee hereunder and under any other Operative Agreement, whether on account of Holder Advances, Holder Yield, Loans or interest thereon or otherwise, shall be made without setoff, deduction or counterclaim and shall be made prior to 1:00 p.m., New York City time, on the due date thereof to the Agent for the account of the Lenders and the Holders, at the Agent's office specified in SCHEDULE 1.9, in Dollars and in immediately available funds. Subject to the definition of "Interest Period" in ANNEX A, whenever any payment under this Agreement or any other Operative Agreement shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest, Holder Yield and fees payable pursuant to the Operative Agreements, as applicable and as the case may be.

        1.10 COMMITMENT FEE. Each Holder and each Lender shall be entitled to receive its pro rata share of the Commitment Fee. Such fees shall be payable monthly in arrears based on the daily utilization for that month as calculated by the Agent and (a) in the case of that portion of the Commitment Fee payable to the Holder, pursuant to SECTION 1.6, and (b) in the case of that portion of the Commitment Fee payable to the Lender, pursuant to Section 2.3(b) of the Credit Agreement.

SECTION 2. SUMMARY OF TRANSACTIONS.

        2.1 OPERATIVE AGREEMENTS. On the Closing Date, each of the parties hereto shall execute and deliver, as applicable, this Agreement, the Construction Agency Agreement, the Lease, the Credit Agreement, the Notes, the Trust Agreement, the Certificates, the Pledge Agreement, the Deed of Trust and such other Operative Agreements and documents, instruments, certificates and opinions of counsel as agreed to by the parties hereto.

        2.2 PROPERTY PURCHASE. On each Property Closing Date and subject to the terms and conditions of this Agreement, (a) the Holders will each make Holder Advances in accordance with SECTIONS 1 and 4 and the terms and provisions of the Trust Agreement; (b) the Lenders will each make Loans in accordance with SECTIONS 1 and 4 and the terms and provisions of the Credit Agreement; (c) the Trust will purchase and acquire good and marketable title by Deed or Deeds the Property or Properties identified by the Construction Agent in any Construction Agency

Agreement Supplement, and grant the Lessor and/or the Agent a lien on such Property by execution of the required Security Documents.

        2.3 CONSTRUCTION OF IMPROVEMENTS; LEASE OF PROPERTY. On each Property Closing Date, the Lessor and the Construction Agent will execute and deliver (i) a Construction Agency Agreement Supplement, pursuant to which the Lessee will agree to act as the Construction Agent and to perform the Lessor's obligations under the applicable Construction Contracts, (ii) a Lease Supplement, pursuant to which the Lessor will lease, for the Term, all of its right, title and interest in the applicable Property to the Lessee, and (iii) a Memorandum of Lease.

SECTION 3. THE CLOSING.

        3.1 CLOSING DATE. All documents and instruments required to be delivered on the Closing Date and any subsequent Property Closing Date shall be delivered at the offices of Cooley Godward LLP, San Francisco, California or at such other location as may be determined by the Trust, the Agent and the Lessee.

SECTION 4. FUNDING OF ADVANCES; PLEDGED COLLATERAL.

        4.1 GENERAL. To the extent funds have been made available to or advanced to the Trust as Loans by the Lenders and as Holder Advances by the Holders, the Trust will make advances of such funds to the Construction Agent from time to time in accordance with the terms and conditions of this Agreement and the other Operative Agreements in order to provide sufficient funds to: (i) allow the Trust, at the direction of the Lessee, to acquire the Property in accordance with the terms of this Agreement and the other Operative Agreements;
(ii) allow the Trust, on behalf of the Lessee, to pay Transaction Expenses;
(iii) permit the Construction Agent to construct the Improvements in accordance with the applicable Plans and Specifications and the terms of the Construction Agency Agreement and any Construction Agency Agreement Supplement thereto, the Lease, the applicable Construction Contracts and the other Operative Agreements; and (iv) pay all other Project Costs. The Participants shall have no obligation to fund Loans or Holder Advances, and the Trust shall have no obligation to fund any Advance to pay for Property Acquisition Costs, the construction of any Improvements or other Project Costs until the applicable conditions precedent set forth in SECTION 5 have been satisfied.

        4.2    PROCEDURES FOR FUNDING.

               (a) Not less than three (3) Business Days prior to each proposed Funding Date other than the initial Advance to be made on the initial Funding Date, where such Advance is to bear interest and Holder Yield at a rate equal to the ABR, the Construction Agent shall deliver to the Trust and the Agent a requisition, appropriately completed, in the form of EXHIBIT A (a "Requisition").

               (b) Each Requisition shall: (i) be irrevocable, (ii) request funds in an amount that is not in excess of the total aggregate amount of the Available Commitments at such time, and (iii) request that the Holders make Holder Advances and that the Lenders make Loans to the Trust for the payment of Property Acquisition Costs or other Project Costs which were not the subject of, and funded pursuant to, a prior Requisition, in each case as specified in such


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

Requisition. The Lessee shall not request more than one (1) Funding Date with respect to any single Property during any calendar month.

               (c) Subject to the satisfaction of the applicable conditions precedent set forth in SECTION 5, (i) the Lenders shall make Loans based on their respective Lender Commitments to the Borrower in an aggregate amount equal to ninety-six percent (96%) of the amount specified in any Requisition plus any additional amount of Transaction Expenses as referenced in SECTION 7 and any additional amount respecting any indemnity payment as referenced in SECTION 11.12, unless any such funding of Transaction Expenses or any indemnity payment is declined in writing by each Lender and each Holder (such decision to be in the sole discretion of each Lender and each Holder) up to an aggregate principal amount equal to the aggregate of the Available Lender Commitments; (ii) the Holders shall make Holder Advances based on their respective Holder Commitments in an aggregate amount equal to four percent (4%) of the amount specified in such Requisition plus any additional amount of Transaction Expenses as referenced in SECTION 7 and any additional amount respecting any indemnity payment as referenced in SECTION 11.12, unless any such funding of Transaction Expenses or any indemnity payment is declined in writing by each Lender and each Holder (such decision to be in the sole discretion of each Lender and each Holder), up to an amount equal to the Available Commitments; and (iii) the total amount of such Loans and Holder Advances made on such date shall (x) be used by the Trust to pay Project Costs or (y) be advanced by the Trust on the date of such Advance to the Lessee to pay Project Costs, as applicable. The Construction Agent agrees that it cannot incur Project Costs (i) unless the Lessee, as Construction Agent, has complied with the applicable provisions of SECTION 5 or
(ii) which would result in the Lease Balance exceeding the Aggregate Commitment Amount. Notwithstanding that the Operative Agreements state that Advances shall be directed to the Trust, each Advance shall in fact be directed to the Lessee (for the benefit of the Trust) and applied by the Lessee (for the benefit of the Trust) pursuant to the requirements imposed on the Trust under the Operative Agreements.

               (d) All Operative Agreements which are to be delivered to the Trust, the Agent, the Lenders or the Holders shall be delivered to the Agent, on behalf of the Trust, the Agent, the Lenders or the Holders, and such items shall be delivered with originals sufficient for the Trust, the Agent, each Lender and each Holder (except for Notes, certificates, bills of sale, and chattel paper originals, with respect to which in each case there shall be only one original). All other items which are to be delivered to the Trust, the Agent, the Lenders or the Holders shall be delivered to the Agent, on behalf of the Trust, the Agent, the Lenders or the Holders, and such other items shall be held by the Agent. To the extent any such other items are requested in writing from time to time by the Trust, any Lender or any Holder, the Agent shall provide a copy of such item to the party requesting it.

               (e) Notwithstanding the completion of a Property Closing Date, each condition precedent set forth in SECTION 5.2 may be subsequently enforced by the Agent (unless such has been expressly waived in writing by the Agent).

        4.3 ALLOCATION OF ADVANCES BETWEEN LAND AND IMPROVEMENTS. In the event the Fair Market Sales Value of any Land purchased and leased pursuant to the Operative Agreements, as set forth in the Appraisal, is greater than twenty-five percent (25.0%) of the aggregate Fair Market Sales Value of such Property as set forth in the Appraisal, Lessor shall determine a separate Land Investment Balance and Improvement Investment Balance for such Property, and Lessee shall execute and deliver a separate Lease Supplement for each of the Land and Improvements.

        4.4 PLEDGED COLLATERAL. Lessee shall deliver Pledged Collateral to and maintain such Pledged Collateral with the Collateral Agent or the Depositary Bank, as applicable, in the amount set forth in and pursuant to the terms and conditions of the Pledge Agreement. No Advances shall be made unless the Agent shall have received on the Funding Date for such Advance confirmation from the Depositary Bank that the Value of the Pledge Collateral equals or exceeds that amount which is required by Section 3.1(a) of the Pledge Agreement. The Pledged Collateral shall be held and administered in accordance with the Pledge Agreement.

SECTION 5. CONDITIONS OF THE CLOSING AND ADVANCES.

        5.1 CONDITIONS TO THE HOLDERS' AND LENDERS' OBLIGATIONS TO MAKE LOANS AND HOLDER ADVANCES ON THE INITIAL FUNDING DATE. The agreement of each Lender to make Loans, and of each Holder to make Holder Advances on the initial Funding Date, and the agreement of the Trust to acquire the Property or Properties, as applicable, on the initial Funding Date, is subject to the satisfaction, immediately prior to or concurrently therewith, of the following conditions precedent:

               (a) OPERATIVE AGREEMENTS. Each of the Operative Agreements entered into on the Closing Date or subsequently shall have been duly authorized, executed, acknowledged (if required) and delivered by the parties thereto and shall be in full force and effect, and no Default shall exist thereunder (both before and after giving effect to the transactions contemplated by the Operative Agreements), and the Agent, the Lenders, the Holders and the Lessor shall have received a fully executed copy of each of the Operative Agreements (other than the Notes of which the Agent shall have received the originals).

               (b) TAXES. All taxes, fees and other charges in connection with the execution, delivery, and, where applicable, recording, filing and registration of the Operative Agreements shall have been paid or provisions for such payment shall have been made to the reasonable satisfaction of the Agent and the Lessor.

               (c) LITIGATION. No action or proceeding shall have been instituted before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority
(i) to set aside, restrain, enjoin or prevent the full performance of this Agreement, any other Operative Agreement or any of the transactions contemplated hereby or thereby or (ii) which is reasonably likely to have a Material Adverse Effect.

               (d) LEGAL REQUIREMENTS. In the opinion of the Agent, the Lessor and their respective counsel, the transactions contemplated by the Operative Agreements do not and will not violate in any material respect any Legal Requirements and do not and will not subject the Lenders, the Holders or the Lessor to any adverse regulatory prohibitions or constraints.

               (e) CORPORATE PROCEEDINGS OF THE LESSEE. The Agent and the Lessor shall have received a copy of the resolutions or minutes of the Board of Directors of the Lessee, in form and substance reasonably satisfactory to the Agent and the Lessor, authorizing the execution, delivery and performance of this Agreement and the other Operative Agreements to which it is a party, certified by the Secretary or an Assistant Secretary of the Lessee as of the Closing Date, which certification shall be in the form attached as EXHIBIT B.

               (f) LESSEE INCUMBENCY CERTIFICATE. The Agent and the Lessor shall have received a certificate of the Lessee, dated as of the Closing Date, as to the incumbency and signature of the officers of the Lessee executing any Operative Agreement, executed by the Secretary or any Assistant Secretary of the Lessee, which certificate shall be in the form attached as EXHIBIT B.

               (g) LESSEE'S OFFICER'S CERTIFICATE. The Agent and the Lessor shall each have received a certificate of the president or any vice president of the Lessee and Construction Agent, dated as of the Closing Date, in the form attached as EXHIBIT C, stating that (i) each and every representation and warranty of the Lessee and the Construction Agent contained in the Operative Agreements to which it is a party is true and correct in all material respects on and as of the Closing Date; (ii) no Default or Event of Default has occurred and is continuing under any Operative Agreement; (iii) each Operative Agreement to which the Lessee and the Construction Agent are a party is in full force and effect with respect to it; and (iv) the Lessee and the Construction Agent have duly performed and complied in all material respects with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by each on or prior to the Closing Date.

               (h) GOOD STANDING. The Agent and the Lessor shall have received (i) Certificates of the Secretaries of the States of Delaware, Oregon and California, each dated as of a recent date stating that the Lessee is a corporation in good legal standing under the laws of such states, and (ii) a Certificate of the Franchise Tax Board of the State of California dated as of a recent date stating that the Lessee is in good standing with such agency.

               (i) LESSEE'S CORPORATE DOCUMENTS. The Agent and the Lessor shall have received true and complete copies of the certificate of incorporation and bylaws of the Lessee, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Lessee, which certification shall be in the form attached as EXHIBIT B.

               (j)    LEGAL OPINIONS.

                      (i) The Agent and the Lessor shall have received executed and customary legal opinions of Pillsbury Winthrop LLP, general counsel to the Lessee and Hershner, Hunter, Andrews, Neill & Smith, LLP, Oregon counsel to the Lessee, each in form and substance acceptable to the Agent.

                      (ii) The Lessee, the Agent, the Holders and the Lenders shall have received the executed legal opinion of Richards, Layton & Finger, counsel to the Lessor, in form and substance acceptable to the Agent.

               (k) LIEN SEARCHES. The Lessor and the Agent shall have received the results of a recent search by a Person reasonably satisfactory to the Agent, of the Uniform Commercial Code, judgement and tax lien filings which may have been filed in States of Oregon, Delaware,

California and the Commonwealth of Virginia with respect to personal property of the Lessee, and the results of such search shall be satisfactory to the Lessor and the Agent.

               (l) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Lessee and the Lessor contained herein and in each of the other Operative Agreements shall be true and correct in all material respects.

               (m) PERFORMANCE OF AGREEMENTS. The parties hereto and thereto shall have performed in all material respects their respective agreements to be performed on or prior to the initial Funding Date contained herein and in the other Operative Agreements on or prior to the initial Funding Date.

               (n) REQUISITION. The Agent and the Lessor shall have received a fully-executed counterpart of a Requisition, appropriately completed.

               (o) FEES. The Agent, the Lessor, the Holders and the Lenders shall have received the fees pursuant to the Fee Letter.

               (p) LESSOR CERTIFICATE. The Agent shall have received a certificate, duly executed on behalf of the Lessor, dated as of the Closing Date, in the form attached as EXHIBIT D, stating that (i) each and every representation and warranty of the Lessor contained in the Operative Agreements to which it is a party is true and correct on and as of the Closing Date, (ii) each Operative Agreement to which it is a party is in full force and effect with respect to it, and (iii) Lessor has duly performed and complied with all covenants, agreements and conditions contained herein and in any other Operative Agreement required to be performed or complied with by it on or prior to the Closing Date.

               (q) TRUST COMPANY CERTIFICATES. The Agent shall have received from each Trust Company (i) a certificate of the Secretary, an Assistant Secretary, Trust Officer or Vice President of the Trust Company in such form as is acceptable to the Agent, attaching and certifying (A) the resolutions duly authorizing the execution, delivery and performance by such Trust Company of each of the Operative Agreements to which it is or will be a party, (B) such Trust Company's articles of association or other equivalent charter documents, and its bylaws, as the case may be, certified as of a recent date by an appropriate officer of such Trust Company, and (C) the incumbency and signature of persons authorized to execute and deliver on such Trust Company's behalf the Operative Agreements to which it is a party and (ii) a certificate from the applicable governmental authority indicating that the Trust Company is in good standing.

        5.2 CONDITIONS TO THE HOLDERS' AND LENDERS' OBLIGATIONS TO MAKE LOANS AND HOLDER ADVANCES ON EACH PROPERTY CLOSING DATE. The agreement of each Lender to make Loans, and of each Holder to make Holder Advances on each Property Closing Date, including the initial Property Closing Date, and the agreement of the Trust to acquire the Property or Properties, as applicable, on such Property Closing Date, is subject to the satisfaction, immediately prior to or concurrently therewith, of the following additional conditions precedent:

               (a) GOVERNMENTAL APPROVALS. All necessary (or, in the reasonable opinion of the Agent, the Lessor and their respective counsel, advisable) Governmental Actions shall have been obtained or made and be in full force and effect with respect to each Property.

               (b) CONSENTS, LICENSES AND APPROVALS. The Agent and the Lessor shall have received a certificate of the President or a Vice President of the Lessee stating that any consents, authorizations, licenses and filings required in connection with this Agreement and the acquisition of the Property or Properties, as applicable, are in full force and effect, except such as are not required for Completion of any Improvements in accordance with the terms of the Operative Agreements. Each such consent, authorization, license and filing shall be in form and substance reasonably satisfactory to the Agent and the Lessor.

               (c)    ENVIRONMENTAL AUDIT.

                      (i) The Lessor and the Agent shall have received not less than ten (10) days prior to such Property Closing Date an Environmental Audit with respect to the Property or Properties, as applicable, being acquired on such Property Closing Date, prepared by the Environmental Engineer, and the results of such Environmental Audit shall be in form and substance satisfactory to the Lessor and the Agent, it being understood and agreed that the Lessee agrees to remedy any environmental conditions requiring further action to comply with Environmental Law indicated in such Environmental Audit within ninety (90) days following such Property Closing Date, and to deliver to the Agent and the Lessor, upon completion of such remedial action, a written statement by the Environmental Engineer indicating that all such environmental conditions have been remedied in compliance with Environmental Laws; and

                      (ii) the Lessor and the Agent shall have received letters from the Environmental Engineer stating, among other things, that the Agent, the Lenders, the Holders and the Lessor may rely in all respects on such Environmental Audit and other environmental reports with respect to the Property or Properties, as applicable, which have been prepared by such firm as if they were addressed to them in all respects.

               (d) SURVEY. The Lessor and the Agent shall have received, and the Title Company shall have received, a survey of the Property or Properties, as applicable, certified to the Lessor and the Title Company in a manner satisfactory to them, dated as of a date within three (3) months of such Property Closing Date, by an independent professionally licensed land surveyor satisfactory to the Agent, which survey shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1999, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such survey the following: (i) the locations on such Property of all the buildings, structures and other improvements, if any, and the established building setback lines; (ii) the lines of streets abutting such Property; (iii) all access and other easements appurtenant to such Property; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting such Property, whether recorded, apparent from a physical inspection of the Property or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building, structures and improvements on such Property; and (vi) if such Property is described as being on a filed map, a legend relating the survey to said map.

               (e) APPRAISAL. The Lessor and the Agent shall have received an Appraisal covering the Property or Properties, as applicable, which Appraisal shall show, as of the projected Completion Date for such Property or Properties, the Fair Market Sales Value of such

Property or Properties, and such Appraisal shall meet the other applicable requirements set forth in the definition of the term "Appraisal" contained in ANNEX A.

               (f) TITLE. Title to the Property or Properties, as applicable, being acquired on such Property Closing Date shall conform to the representations and warranties set forth in SECTION 6.3.

               (g)    TITLE INSURANCE.

                      (i) The Agent and Lessor shall have received an owner's title policy, or an unconditional written undertaking of the Title Company to issue such insurance, dated as of such Property Closing Date, for the Property or Properties being acquired on such Property Closing Date, insuring the Lessor that the Lien of the Lease is a first and primary Lien in the Lessee's interest in such Property or Properties; and the Lessor shall have received evidence reasonably satisfactory to it that all premiums in respect of such policy have been paid or provision made therefor.

                      (ii) The Agent shall have received with respect to the applicable Deed of Trust a mortgage title policy or an unconditional written undertaking of the Title Company to issue such insurance dated as of such Property Closing Date; such policy shall (i) be in an amount equal to the amount attributable to such Property (with a pending disbursements clause); (ii) be issued at ordinary rates; (iii) insure that such Deed of Trust insured thereby creates a valid first Lien on the Lessor's interest in the Lease and in the fee title to such Property or Properties, free and clear of all defects and encumbrances, except Permitted Exceptions; (iv) name the Agent for the benefit of the Lenders as the insured thereunder; (v) be in the form of ALTA Loan Policy
- 1992; (vi) contain such endorsements and affirmative coverage as the Agent may reasonably request, including mechanics' lien coverage, to the extent such endorsements and coverage are available; and (vii) be issued by the Title Company; and the Agent shall have received evidence reasonably satisfactory to it that all premiums in respect of such policy, and all charges for mortgage recording tax with respect to such Deed of Trust have been paid or provision made therefor.

               (h) TITLE DOCUMENTS. The Lessor and the Agent shall have received evidence in form and substance satisfactory to them that all of the requirements of Article 14 of the Lease shall have been satisfied.

               (i) ACTIONS TO TRANSFER OWNERSHIP AND PERFECT LIENS. Each applicable Deed, Memorandum of Lease, Assignment of Lease, Consent to Assignment of Leases and Rents and Deed of Trust shall have been delivered to the Title Company which shall have undertaken an obligation to promptly record the same with the appropriate Governmental Authorities in the order set forth in this paragraph, and the UCC Financing Statements with respect to the Property or Properties shall have been delivered to the Title Company which shall have undertaken an obligation to promptly file the same with the appropriate Governmental Authorities. The Agent shall have received evidence in form and substance satisfactory to it that arrangements have been made for the completion of all filings, recordings, registrations and other actions, including the filing of duly executed financing statements on form UCC-1, and each Deed of Trust necessary, or in the opinion of the Agent, desirable to perfect the Liens created by the Security Documents shall have been completed.

               (j) SUFFICIENT FUNDS. Based on the Budget, the Available Commitments will be sufficient to finance the purchase of the Property or Properties, as applicable, and the construction of the Improvements and to pay the other Project Costs.

               (k) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Lessee, the Lessor and the Trust Company contained herein and in each of the other Operative Agreements shall be true and correct in all material respects.

               (l) REQUISITION. To the extent not already provided on such Property Closing Date, the Agent and the Lessor shall have received a fully-executed counterpart of a Requisition, appropriately completed.

               (m) LESSOR CERTIFICATE. To the extent not already provided on the applicable Property Closing Date, the Agent shall have received a certificate, duly executed on behalf of the Lessor, dated as such Property Closing Date, in such form as is acceptable to the Agent, stating that (i) each and every representation and warranty of the Lessor contained in the Operative Agreements to which it is a party is true and correct on and as of the Closing Date, (ii) each Operative Agreement to which it is a party is in full force and effect with respect to it and (iii) the Lessor has duly performed and complied with all covenants, agreements and conditions contained herein and in any other Operative Agreement required to be performed or complied with by it on or prior to the Closing Date.

               (n) NO DEFAULT. There shall not have occurred and be continuing any Default or Event of Default under any of the Operative Agreements attributable to the Lessee or the Construction Agent and no such Default or Event of Default under any of the Operative Agreements will occur after giving effect to such Property Closing Date.

               (o) LEGAL OPINIONS. The Agent and the Lessor shall have received executed and customary legal opinions from Lessee's counsel qualified to give an opinion on the law of the jurisdiction in which the applicable Property is located, each in form and substance acceptable to the Agent.

        5.3 CONDITIONS TO THE HOLDERS' AND THE LENDERS' OBLIGATIONS TO MAKE ADVANCES TO PAY PROJECT COSTS FOR CONSTRUCTION ON THE PROPERTY OR PROPERTIES.

               (a) LESSOR'S CONDITIONS. The obligations of the Holders to make Holder Advances to the Lessor and of the Lessor to advance the proceeds of Loans from the Lenders and Holder Advances from the Holders on each Funding Date for the purpose of providing funds to or at the direction of the Construction Agent necessary to pay for the construction of the Improvements or Transaction Expenses, or other Project Costs (other than Property Acquisition Costs and Transaction Expenses payable on the initial Funding Date or any Property Closing
Date) are subject to the satisfaction or waiver of the following additional conditions precedent:

                      (i) REPRESENTATION AND WARRANTIES. On such date, the representations and warranties of the Lessee and the Construction Agent contained herein and in each of the other Operative Agreements shall be true and correct, in all material respects, unless such representations or warranties speak as of a particular date, in which case they shall be true and correct as of such date.

                      (ii) PERFORMANCE OF AGREEMENTS. The Lessee and the Construction Agent shall have performed their respective agreements contained herein and in the other Operative Agreements on or prior to such Funding Date.

                      (iii) REQUISITION. The Agent and Lessor shall have received a fully-executed counterpart of a Requisition, appropriately completed.

                      (iv) SUFFICIENT FUNDS; PROGRESS OF CONSTRUCTION. Based upon the Budget, (a) the Available Commitments will be sufficient to complete the Improvement or Improvements for which the Requisition relates and (b) the Budget is In Balance. Based on the construction schedule (x) no delays in construction attributable to Force Majeure Events have occurred such that Completion will not be achieved on or prior to the Commitment Termination Date and (y) Completion will be achieved on or prior to the Commitment Termination Date.

                      (v) NO DEFAULT. There shall not have occurred and be continuing any Default or Event of Default under any of the Operative Agreements attributable to the Lessee or the Construction Agent and no such Default or Event of Default under any of the Operative Agreements will occur after giving effect to the Advance requested by such Requisition.

                      (vi) LIEN WAIVERS OR TITLE ENDORSEMENT. The Agent shall have received (A) copies of lien waivers, in form and substance reasonably satisfactory to the Agent, from each contractor, subcontractor, supplier and materialman which the Lessee reasonably believes will receive total compensation for services rendered or materials supplied in connection with the construction of the related Improvements of $250,000 or more; each such lien waiver shall evidence that such contractor, subcontractor, supplier or materialmen has been paid in full for all work performed or materials supplied to the date of the request for such Advance, other than work which is the subject of such request or (B) an updated title search from the Title Company with an endorsement to the Lender's title insurance policy insuring the continuing validity and priority of the Agent's Liens subsequent to such Advance.

                      (vii) PERMITS. The Lessee shall have received all required building and other permits and authorizations permitting construction of the Improvements on the Land in accordance with the applicable Plans and Specifications.

                      (viii) INSURANCE. The Lessee, as Construction Agent, shall have obtained the hazard and builder's risk insurance policies insuring the construction of the Property or Properties, as applicable, required by Article VI of the Construction Agency Agreement.

                      (ix) CONSTRUCTION SCHEDULE. The Agent shall have received a copy of the schedule prepared by or at the direction of the Construction Agent showing the estimated timetable (a) for construction of the initial Improvements to be constructed on the Land, including construction milestones in critical path form; and (b) for the making of Loans and Holder Advances.

                      (x) BUDGET. The Agent and the Lessor shall have received a copy of the Budget with respect to the construction of the initial Improvements to be constructed on the Land, and such Budget shall be in form and substance reasonably satisfactory to the Agent.

                      (xi) PLANS. The Agent and the Lessor shall have received a copy of the applicable Plans and Specifications with respect to the Improvements to be constructed on the Land.

                      (xii) LEGAL OPINIONS. The Agent and the Lessor shall have received executed and customary legal opinions of Pillsbury Winthrop LLP, general counsel to the Lessee, and of separate local counsel as may be required, each in form and substance acceptable to the Agent.

                      (xiii) CORPORATE PROCEEDINGS OF THE LESSEE. The Agent and the Lessor shall have received a copy of the resolutions or minutes of the Board of Directors of the Lessee, in form and substance reasonably satisfactory to the Agent and the Lessor, authorizing the execution, delivery and performance of the Operative Agreements to be delivered on such Property Closing Date, certified by the Secretary or an Assistant Secretary of the Lessee as of such Property Closing Date, which certification shall be in the form of paragraph 1 of EXHIBIT B.

               (b) LENDERS' CONDITIONS. The obligations of the Lenders to make Loans to the Lessor on each Funding Date for the purpose of providing funds to the Lessor necessary to pay for the construction of Improvements or the payment of Transaction Expenses or other Project Costs (other than Property Acquisition Costs) are subject to the satisfaction or waiver by the Lenders of each of the applicable conditions precedent set forth in this SECTION 5 and
Section 4.2 of the Credit Agreement.

               (c) RETURN OF FUNDS IF NO FUNDING. If the applicable conditions set forth in this SECTION 5 are not satisfied or waived with respect to each Funding Date and the Lenders have funded their respective Loans to the Lessor, the Lessor shall return such funds to the Lenders funding the same, together with interest at the Federal Funds Effective Rate from the day such funds were advanced until the date such funds are returned.

        5.4 COMPLETION DATE CONDITIONS. The occurrence of Completion shall be subject to the fulfillment to the satisfaction of, or waiver by, the Majority Secured Parties and the Required Holders of the following conditions precedent, at which time "Completion" shall be deemed to have occurred:

               (a) CONSTRUCTION COMPLETION. The construction of the Improvements shall have been completed substantially in accordance with the applicable Plans and Specifications and in compliance with all material Legal Requirements and Insurance Requirements, and the Property or Properties, as applicable, shall be ready for occupancy and use. This shall require, without limiting the generality of the preceding sentence, that (i) all utilities to adequately service the Improvements for their intended use are available and "tapped on" and hooked up pursuant to adequate permits (including any that may be required under applicable Environmental Laws) and (ii) access to the Improvements for pedestrians and motor vehicles from publicly dedicated streets and public highways is available.

               (b) LESSEE CERTIFICATION. The Lessee shall have furnished the Lessor and the Agent with a completion certificate substantially in the form attached as EXHIBIT E.

        5.5 RESTRICTIONS ON LIENS. On the date the Property or Properties, as applicable, are either sold to a third party in accordance with the terms of the Operative Agreements or, pursuant to Section 22.1(a) of the Lease Agreement, retained by the Lessor, the Lessee shall cause such Property to be free and clear of all Liens (other than Lessor Liens and such other Liens that are expressly set forth as title exceptions on the title commitment issued with respect to such Property, to the extent such title commitment has been approved by the Agent).

SECTION 6. REPRESENTATIONS AND WARRANTIES.

        6.1 REPRESENTATIONS AND WARRANTIES OF THE TRUST COMPANY. The Trust Company represents and warrants to each of the other parties hereto as of the Closing Date and each Funding Date as follows:

               (a) Wilmington Trust Company is a banking corporation organized under the laws of the State of Delaware, duly organized and validly existing and in good standing under the laws of the State of Delaware and the United States of America, as applicable, and has the power and authority to enter into and perform its obligations under the Trust Agreement and (assuming due authorization, execution and delivery of the Trust Agreement by the Holders) the corporate and trust power and authority to act as a trustee and to enter into and perform the obligations under each of the other Operative Agreements to which it is or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before the Closing Date in connection with or as contemplated by each such Operative Agreement to which such Trust Company is or will be a party;

               (b) The execution, delivery and performance of each Operative Agreement to which it is or will be a party has been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will require any approval or consent of any trustee or holders of any of its indebtedness or obligations, (ii) does or will contravene any Legal Requirement relating to its banking or trust powers, (iii) does or will contravene or result in any breach of or constitute any default under, (A) its charter or bylaws or (B) any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party, which contravention, breach or default under clause (B) would materially and adversely affect its ability to perform its obligations under the Operative Agreements to which it is a party, or (iv) does or will require any Governmental Action by any Governmental Authority regulating its banking or trust powers;

               (c) This Agreement and each other Operative Agreement to which it is or will be a party, if any, have been, or on or before such Closing Date will be, duly executed and delivered by it, and the Trust Agreement constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against it in accordance with the terms thereof, subject, in each case as to enforceability, to bankruptcy, insolvency, reorganization and other similar laws affecting enforcement of creditor rights generally (insofar as any such law relates to the bankruptcy, insolvency, reorganization or similar event of the Trust Company) and, as to the availability of specific performance or other injunctive relief, subject to the discretionary power of a court to deny such relief and to general equitable principles;

               (d) There is no action or proceeding pending or, to its knowledge, threatened to which it is or will be a party before any Governmental Authority that, if adversely determined, would materially and adversely affect its ability to perform its obligations under the Operative Agreements to which it is a party or would question the validity or enforceability of any of the Operative Agreements to which it is or will become a party;

               (e) Wilmington Trust Company's principal place of business and chief executive office are located at:

                             Rodney Square North
                             1100 North Market Street
                             Wilmington, DE 19890-0001

               (f) All documents, accounts and records relating to the transactions contemplated by this Agreement and the other Operative Agreements shall be located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware, 19890-0001.

        6.2 REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants to each of the other parties hereto as of the Closing Date and each Funding Date as follows:

               (a) It is a business trust and is duly formed and validly existing and in good standing under the laws of the State of Delaware and has the power and authority to enter into and perform its obligations under the Operative Agreements to which it is a party and (assuming due authorization, execution and delivery of the Trust Agreement by the parties thereto) the trust power and authority to enter into and perform the obligations under each of the other Operative Agreements to which it is or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before the Closing Date in connection with or as contemplated by each such Operative Agreement to which it is or will be a party;

               (b) The execution, delivery and performance of each Operative Agreement to which it is or will be a party (assuming due authorization, execution and delivery of the Trust Agreement by the parties thereto) has been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will require any approval or consent of any trustee or holders of any of its indebtedness or obligations, (ii) does or will contravene any Legal Requirement relating to its trust powers, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of its property under, (A) the Trust Agreement or Certificate of Trust, or (B) any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected, which contravention, breach, default or Lien under clause (B) would materially and adversely affect its ability to perform its obligations under the

Operative Agreements to which it is a party or (iv) does or will require any Governmental Action by any Governmental Authority regulating its trust powers;

               (c) The Trust Agreement and, assuming the Trust Agreement is the legal, valid and binding obligation of the parties hereto, each other Operative Agreement to which the Borrower is or will be a party have been, or on or before such Closing Date will be, duly executed and delivered by it, and each Operative Agreement to which it is a party constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against it in accordance with the terms thereof subject, in each case as to enforceability, to bankruptcy, insolvency, reorganization and other similar laws affecting enforcement of creditor rights generally (insofar as any such law relates to the bankruptcy, insolvency, reorganization or similar event of the Borrower) and, as to the availability of specific performance or other injunctive relief, subject to the discretionary power of a court to deny such relief and to general equitable principles;

               (d) There is no action or proceeding pending or, to its knowledge, threatened to which it is or will be a party before any Governmental Authority that, if adversely determined, would materially and adversely affect its ability to perform its obligations under the Operative Agreements to which it is a party or would question the validity or enforceability of any of the Operative Agreements to which it is or will become a party;

               (e) It has not assigned or transferred any of its right, title or interest in or under the Lease or its interest in any of the Properties, or any portion thereof, except in accordance with the Operative Agreements;

               (f) No Default or Event of Default under the Operative Agreements attributable to it has occurred and is continuing;

               (g) Except as otherwise contemplated in the Operative Agreements, the proceeds of the Loans and Holder Advances shall not be applied by it for any purpose other than the purchase or lease of the Property or Properties, as applicable, and the payment of Transaction Expenses and the fees, expenses and other disbursements referenced in SECTION 7;

               (h) Neither it nor any Person authorized by it to act on its behalf has offered or sold any interest in the Trust Estate or the Notes, or in any similar security relating to any Property, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than, in the case of the Notes, the Agent, and neither it nor any Person authorized by it to act on its behalf will take any action which would subject, as a direct result of such action alone, the issuance or sale of any interest in the Trust Estate or the Notes to the provisions of Section 5 of the Securities Act or require the qualification of any Operative Agreement under the Trust Indenture Act of 1939, as amended;

               (i) The principal place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Agreement and the other Operative Agreements are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware, 19890-0001;

               (j) It is not engaged principally in, and does not have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of the Loans or the Holder Advances will be used by it to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulations T, U, or X of the Board of Governors of the Federal Reserve System of the United States;

               (k) Each Property is free and clear of all Lessor Liens attributable to it;

               (l) It is not (i) an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act, or (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935; and

               (m) It is not a party to any documents, instruments or agreements other than the Operative Agreements executed by it.

        6.3 REPRESENTATIONS AND WARRANTIES OF THE LESSEE. Subject to SCHEDULE 6.3, the Lessee represents and warrants to each of the other parties hereto as of the Closing Date and each Funding Date as follows:

               (a) ORGANIZATION; POWERS. Each of the Lessee and its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (iv) has the power and authority to execute, deliver and perform its obligations under each of the Operative Agreements and each other agreement or instrument contemplated thereby to which it is or will be a party.

               (b) AUTHORIZATION. The execution, delivery and performance by the Lessee and the Construction Agent of each of the Operative Agreements to which either is a party (i) have been duly authorized by all requisite action on the part of the Lessee and the Construction Agent, including, if required, stockholder action and (ii) will not (A) violate (1) any provision of law, statute, rule or regulation, or of the certificate of incorporation or other constitutive documents or bylaws of the Lessee or any Material Subsidiary, (2) any order of any Governmental Authority, or (3) any provision of any indenture, agreement or other instrument to which the Construction Agent, the Lessee or any Material Subsidiary is a party or by which any of them or any of their property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or (C) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Construction

Agent, the Lessee or any Material Subsidiary except in accordance with the Operative Agreements.

               (c) ENFORCEABILITY. This Agreement and each of the other Operative Agreements to which the Construction Agent or Lessee is a party have been duly executed and delivered and constitute a legal, valid and binding obligation of the Construction Agent and the Lessee enforceable against either in accordance with its terms, subject, in each case as to enforceability, to bankruptcy, insolvency, reorganization and other similar laws affecting enforcement of creditor rights generally (insofar as any such law relates to the bankruptcy, insolvency, reorganization or similar event of the Lessee) and, as to the availability of specific performance or other injunctive relief, subject to the discretionary power of a court to deny such relief and to general equitable principles.

               (d) GOVERNMENTAL APPROVALS. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority (the "Required Action") is or will be required by the Lessee in connection with the purchase, leasing or financing of any Property (the "Transactions"), except such as (i) have been made, taken or obtained and are in full force and effect, or (ii) are not yet required to be made, taken or obtained in order for construction to proceed in accordance with the construction schedule, provided, that such Required Action shall be made, taken or obtained on or prior to the time so required.

               (e) FINANCIAL STATEMENTS. The consolidated balance sheet of the Lessee and its Subsidiaries as at March 31, 2000, and the related consolidated statements of income and cash flows of the Lessee and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Ernst & Young LLP, independent auditors, and the consolidated balance sheet of the Lessee and its Subsidiaries as at December 31, 2000, and the related consolidated statements of income and cash flows of the Lessee and its Subsidiaries for the nine (9) months then ended, copies of which have been furnished to the Agent, fairly present, subject in the case of said balance sheet as at December 31, 2000, and said statements of income and cash flows for the nine (9) months then ended, to year-end audit adjustments, the consolidated financial condition of the Lessee and its Subsidiaries as at such dates and the consolidated results of the Lessee and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP consistently applied. Since March 31, 2000, no event has occurred which could have a Material Adverse Effect.

               (f) NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the business, assets, operations, prospects, property or condition, financial or otherwise, of the Lessee and its Subsidiaries since March 31, 2000.

               (g)    LITIGATION, COMPLIANCE WITH LAWS.

                      (i) There is no action, suit or proceeding at law or in equity or by or before any Governmental Authority now pending or threatened against the Lessee or any Subsidiary or any business, property or rights of any such person (A) which involves any Operative Agreements or the Transactions or
(B) which is reasonably likely to have a Material Adverse Effect.

                      (ii) Neither the Lessee nor any of its Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be anticipated to result in a Material Adverse Effect.

               (h) FEDERAL RESERVE REGULATIONS. Neither the Lessee nor any of its Subsidiaries is engaged principally in, or has as one of its most important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board), and no part of the proceeds of the Advances will be used by it to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulations T, U or X of the Board.

               (i) INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Lessee nor any of its Subsidiaries is (i) an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act, or (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

               (j)    AGREEMENTS.

                      (i) Neither the Lessee nor any of its Subsidiaries is a party to any agreement or instrument or subject to any corporate or other restriction that has resulted or could reasonably be anticipated to result in a Material Adverse Effect.

                      (ii) Neither the Lessee nor any of its Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be anticipated to result in a Material Adverse Effect.

               (k) TAX RETURNS. Each of the Lessee and its Subsidiaries has filed or caused to be filed all Federal, state, local and foreign tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Lessee or such Subsidiary shall have set aside on its books adequate reserves, or taxes the nonpayment of which would not result in fines, penalties or other charges in excess of $500,000 in the aggregate.

               (l) NO MATERIAL MISSTATEMENTS. No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Lessee to the Lessor, the Holders, the Agent or any Lender in connection with the negotiation of any Operative Agreement or included therein or delivered pursuant thereto contained, contains or will contain any misstatement of a material fact or omitted, omits or will omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were, are or will be made.

               (m) EMPLOYEE BENEFIT PLANS. Each of the Lessee and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable Event has occurred as to which the Lessee or any ERISA Affiliate was required to file a report with the PBGC, and the present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $1,000,000 the value of the assets of such Plan. Neither the Lessee nor any ERISA Affiliate has incurred any Withdrawal Liability which remains unpaid and that could result in a Material Adverse Effect. Neither the Lessee nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and to the best knowledge of the Lessee no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

               (n) ENVIRONMENTAL MATTERS. Except as set forth in the Environmental Audit, each Property is free of contamination from any Release of Hazardous Substances. Neither the Lessee nor any of its Subsidiaries has any material contingent liability related to noncompliance with any Environmental Laws, or related to any Release or threatened Release of a Hazardous Substance or the generation, use, storage or disposal of Hazardous Substances associated with any Property. The Lessee and each Subsidiary is conducting its respective business in compliance with all applicable Environmental Laws except such as would not result in a fine, penalty or cost to remediate in excess of $500,000. Neither the Lessee nor any of its Subsidiaries has received notice of any failure to so comply. The Lessee and its Subsidiaries, at the Lessee's and its Subsidiaries' facilities, do not manage any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or substances similarly denominated, as those terms or similar terms are used in the Environmental Laws, in violation of any such law or any regulations promulgated pursuant thereto. Neither the Lessee nor any of its Subsidiaries has caused or suffered to occur any Release with respect to any Hazardous Substance at, under, above or upon any real property which it owns or leases or to which it transported, disposed or arranged for disposal of Hazardous Substances that would result in a Material Adverse Effect. Neither the Lessee nor any of its Subsidiaries is involved in operations which are reasonably likely to result in the imposition of any material liability on the Lessee or any of its Subsidiaries under any Environmental Law, and neither the Lessee nor any of its Subsidiaries has permitted any tenant or occupant of such premises to engage in any such activities.

               (o) INSURANCE. The Lessee has obtained insurance coverage covering each Property which meets the requirements of Section 14.1 of the Lease and Section 6.1 of the Construction Agency Agreement before commencing construction, repairs or modifications, as the case may be, and such coverage is in full force and effect.

               (p) REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The representations and warranties of the Construction Agent and the Lessee set forth in the Operative Agreements are true and correct. The Construction Agent and the Lessee are in compliance with their respective obligations under the Operative Agreements and there exists no Default or Event of Default.

               (q) NATURE OF EACH PROPERTY. The Lessee, as Construction Agent on behalf of the Lessor, shall construct office buildings on the Land substantially in accordance with the applicable Plans and Specifications. The Lessee has performed all actions necessary to ensure that it and all other Lessee Persons will be able to obtain, and the Lessee and all other Lessee Persons will obtain, all subdivision, platting, zoning, construction, environmental and other permits, licenses, consents, approvals and authorizations from all Governmental Authorities in connection with the acquisition of the Land and the development and construction of the Improvements in accordance with the applicable Plans and Specifications when required to be obtained. The Lessee, as Construction Agent, has performed, or will perform, all examinations and has made, or will make, all inquiries reasonably necessary to ensure that each of the other Lessee Persons, and each of the other contractors, subcontractors and suppliers that are currently or will be involved in the development and construction of the Property or Properties, as applicable, is capable of, and each of them will, obtain all necessary materials, supplies and labor at the points in time required by the construction schedule for the Property or Properties, as applicable, in order to enable them to complete construction of such Property or Properties in accordance with the applicable Plans and Specifications and the requirements of such construction schedule. There is no local opposition known to Lessee to any of the proposed or approved development plans for any Property that could reasonably be expected to have any effect on the ability of the Construction Agent to construct the Improvements or obtain the permits and other authorizations from Governmental Authorities for the Improvements.

               (r) PRIORITY OF LIENS. As to each Property, (i) upon proper recordation in the applicable governmental recording office in the country in which such Property is located, the Deed of Trust, the Assignment of Lease and the Memorandum of Lease with respect to such Property will constitute a valid and perfected first lien on the Lessor's interest and the Lessee's interest in such Property, and the Improvements thereon, subject only to the Permitted Exceptions including the Lien of the Lease and the Lessor's Liens, and (ii) upon proper filing in the applicable governmental filing office, the Lessor Financing Statements will perfect the Lessor's interest under the Lease to the extent the Lease is a security agreement governed by Article 9 of the Uniform Commercial Code, and to the extent the security interest can be perfected by filing a financing statement under Article 9 of the Uniform Commercial Code.

               (s) FLOOD ZONE. No portion of any Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or if any Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for such Property in accordance with Section 14.2(b) of the Lease and in accordance with the National Flood Insurance Act of 1968, as amended.

               (t) LEGAL REQUIREMENTS. The Property or Properties, as applicable, being acquired by the Trust comply with all Legal Requirements (including all zoning and land use laws and Environmental Laws).

               (u) CONSENTS, ETC. All consents, licenses and building permits required by all Legal Requirements for construction, completion, occupancy and operation of each Property have been or will be obtained and are or will be in full force and effect by the time required to satisfy such Legal Requirements.

               (v) SOLVENCY. The fair salable value of the Lessee's assets exceeds the fair value of its liabilities; the Lessee is not left with unreasonably small capital after consummation of the transactions contemplated by the Operative Agreements; and the Lessee is able to pay its debts (including trade debts) as they mature.

               (w) TITLE TO PROPERTY. Upon the acquisition of each Property on the applicable Property Closing Date, the Lessor will have good and marketable title to such Property, subject only to the Permitted Exceptions, including the Lien of the Lease and Lessor Liens. Upon the acquisition of title to such Property on such Property Closing Date, the Lessor will have the right to grant the Deed of Trust on such Property. The Lessor will at all times have good and marketable title to the Land and the Improvements, subject only to Permitted Exceptions, including the Lien of the Lease and Lessor Liens.

               (x) CONDITIONS PRECEDENT IN OPERATIVE AGREEMENTS. All conditions precedent contained in this Agreement and in the other Operative Agreements to be satisfied by the Lessee or the Lessor, as applicable, relating to the acquisition of each Property, will be satisfied in full on or prior to the date on which an Advance is requested to be made in respect of Property Acquisition Costs for such Property.

               (y) OFFERING. Neither Lessee nor anyone acting on behalf of the Lessee has directly or indirectly offered any interest in any Property or the Notes for sale to, or solicited any offer to acquire any of the same from, anyone other than the Lessor, the Holders, the Lenders, and other institutions, each of which is believed capable of evaluating and bearing the risks of investment in the transactions contemplated hereby.

               (z) TAX REGISTRATION. The transactions contemplated hereby are either (i) not required to be registered pursuant to Code Section 6111 and any regulations promulgated thereunder or (ii) required to be registered pursuant to Code Section 6111, and, if so required, the Lessee will properly and timely register such transaction in accordance with Code Section 6111 and any regulations promulgated thereunder and will provide the correct registration number to the Lessor. No inference is to be drawn from this SECTION 6.3(dd) or
SECTION 11.9 that (i) the transactions contemplated by the Operative Agreements (or any provision thereof) are a confidential corporate tax shelter subject to registration within the meaning of Code Section 6111 (and the regulations thereunder), a "potentially abusive tax shelter" within the meaning of Code
Section 6112 (and the regulations thereunder) or a transaction requiring a disclosure statement under Temporary Regulation ss. 1.6011-4T or (ii) the Lessee or any other signatory to this Agreement or any other Operative Agreement is a promoter, organizer, manager, seller or investor in a corporate tax shelter, as any of those terms are defined under Code Section 6111 or 6112 (and any other regulations thereunder). It is understood and agreed that the representations, warranties and covenants contained in this SECTION 6.3(dd) are for the purpose of SECTION 11.9.

               (aa) NO CONFIDENTIAL OFFERS. Each Participant or other offeree (and each employee, representative, or other agent of such Participant or offeree) shall be permitted to disclose the structure as it relates to the tax aspects of the transaction contemplated by the Operative Agreements to any and all Persons, without limitation of any kind on such disclosure.

        6.4 REPRESENTATIONS AND WARRANTIES OF THE LESSEE UPON EACH FUNDING DATE. The Lessee and the Construction Agent hereby represent and warrant as of each Funding Date as follows:

               (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Construction Agent and the Lessee set forth in the Operative Agreements are true and correct (with respect to Funding Dates following the initial Funding Date) on and as of such Funding Date. The Construction Agent and the Lessee are in compliance with their respective obligations under the Operative Agreements and there exists no Default or Event of Default attributable to the Lessee or the Construction Agent under any of the Operative Agreements. No Default or Event of Default attributable to the Lessee or the Construction Agent will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the related Requisition on such date.

               (b) TITLE TO LAND AND PROPERTY. The Lessor has good and marketable title to the Land, subject only to the Permitted Exceptions, including the Lien of the Lease and Lessor Liens. The Lessor has good and marketable title to any Improvements theretofore financed under the Operative Agreements, subject only to Permitted Exceptions including the Lien of the Lease and Lessor Liens.

               (c) PRIORITY OF LIENS. As to each Property, assuming proper recordation in the applicable governmental recording office in the county where such Property is located, the Deed of Trust and the Assignment of Lease and the Lease Supplement with respect to such Property constitute a valid and perfected first lien on the Property or Properties, as applicable, subject only to Permitted Exceptions, including the Lien of the Lease and Lessor's Liens.

               (d) EXECUTION AND DELIVERY BY THE CONSTRUCTION AGENT. The execution and delivery of each Operative Agreement delivered by the Construction Agent on such date and the performance of the Construction Agent's obligations under such Operative Agreements have been duly authorized by all requisite corporate action of the Construction Agent.

               (e) VALID AND BINDING OBLIGATIONS OF THE CONSTRUCTION AGENT. Each Operative Agreement delivered by the Construction Agent on such date is a legal, valid and binding obligation of the Construction Agent, enforceable against the Construction Agent in accordance with its terms, subject, in each case, as to enforceability, bankruptcy, insolvency, reorganization and other similar laws affecting enforcement of creditor rights generally and, as to the availability of specific performance or other injunctive relief, subject to the discretionary power of a court to deny such relief and to general equitable principles.

               (f) INSURANCE. The Construction Agent has obtained insurance coverage covering the Property or Properties, as applicable, which meets the requirements of the Construction Agency Agreement and the other Operative Agreements before commencing construction, repairs or Modifications, as the case may be, and such coverage is in full force and effect.

               (g) PROPERTY-RELATED MATTERS. Each Property, as improved in accordance with the applicable Plans and Specifications, will comply with all Legal Requirements (including all applicable zoning and land use laws and Environmental Laws) in all material respects and all Insurance Requirements. All Plans and Specifications have been or will be prepared in accordance with all applicable Legal Requirements (including all applicable Environmental Laws and building, planning, zoning and fire codes) and upon completion of the applicable Improvements in accordance with the applicable Plans and Specifications, such Improvements on any Property will not encroach in any manner onto any adjoining land (except as permitted by express written easements or variance) and such Improvements and the use thereof by the Lessee and its agents, assignees, employees, invitees, lessees, licensees and tenants will comply in all material respects with all applicable Legal Requirements (including all applicable Environmental Laws and building, planning, zoning and fire codes) in all material respects. Upon completion of such Improvements in accordance with the applicable Plans and Specifications,
(i) there will be no defects to such Improvements, including the plumbing, heating, air conditioning and electrical systems thereof, that will adversely effect the Fair Market Sales Value of the Property, and (ii) all water, sewer, electric, gas, telephone and drainage facilities and all other utilities required to adequately service such Improvements for their intended use will be available pursuant to adequate permits (including any that may be required under applicable Environmental Laws). There is no action, suit or proceeding (including any proceeding in condemnation or eminent domain or under any Environmental Law) pending or threatened which adversely affects the title to, or the use, operation or value of, any Property. No fire or other casualty with respect to the Property has occurred, which fire or other casualty has had a Material Adverse Effect on the Lessee's ability to perform its obligations under the Construction Agency Agreement and the other Operative Agreements. All utilities serving each Property, or proposed to serve each Property in accordance with the applicable Plans and Specifications, are located in, and in the future will be located in, and vehicular access to the Improvements on each Property is provided by, either public rights-of-way abutting each Property or Appurtenant Rights. All applicable licenses, approvals, authorizations, consents, permits (including building, demolition and environmental permits, licenses, approvals, authorizations and consents), easements and rights-of-way, including proof of dedication, required for (i) the use, treatment, storage, transport, disposal or disposition of any Hazardous Substance on, at, under or from any Property during the construction of the Improvements thereon and the use and operation of the Improvements following such construction, (ii) the construction of the Improvements in accordance with the applicable Plans and Specifications and the Construction Agency Agreement and (iii) the use and operation of the Improvements following such construction as permitted pursuant to the Lease have been obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, except those which are not yet required to be obtained in order for construction to proceed in accordance with the construction schedule, so long as they shall be obtained on or prior to the time so required.

               (h) LEASE REQUIREMENTS. The Improvements, when completed, will comply with all requirements and conditions set forth in the Lease and all other conditions and requirements of the Operative Agreements.

               (i) CONDITIONS PRECEDENT CONTAINED IN THE OPERATIVE AGREEMENTS. All conditions precedent contained in this Agreement and in the other Operative Agreements to be satisfied by the Construction Agent relating to the relevant Advance have been satisfied in full.

        6.5 REPRESENTATIONS AND WARRANTIES OF THE LESSOR UPON EACH FUNDING DATE. The Lessor hereby represents and warrants as of each Funding Date as follows:

               (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Lessor set forth in the Operative Agreements are true and correct in all material respects (with respect to Fundings following the initial Funding Date). The Lessor is in compliance with its respective obligations under the Operative Agreements.

               (b) AUTHORITY OF THE LESSOR. The execution and delivery of each Operative Agreement delivered by the Lessor on such date and the performance of the obligations of the Lessor under each such Operative Agreement has been duly authorized by all requisite action of the Lessor.

               (c) EXECUTION AND DELIVERY BY THE LESSOR. Each Operative Agreement delivered by the Lessor on such date has been duly executed and delivered by the Lessor.

               (d) VALID AND BINDING OBLIGATIONS OF THE LESSOR. Each Operative Agreement delivered by the Lessor on such date is a legal, valid and binding obligation of the Lessor, enforceable against the Lessor in accordance with its terms, subject, in each case, as to enforceability, bankruptcy, insolvency, reorganization and other similar laws affecting enforcement of creditor rights generally and, as to the availability of specific performance or other injunctive relief, subject to the discretionary power of a court to deny such relief and to general equitable principles.

SECTION 7. PAYMENT OF CERTAIN EXPENSES.

        The Lessee agrees, for the benefit of the Lessor, the Holders, the Lenders and the Agent, that:

        7.1 PAYMENT OF COSTS AND EXPENSES. The Construction Agent or the Lessee shall pay (on behalf of the Lessor in the case of amounts incurred by the Lessor) all amounts described in this SECTION 7.1 as set forth herein; provided, however, that the amounts set forth in clauses (a) through (d) below will, so long as the conditions set forth herein for an Advance are satisfied, be paid with the proceeds of Advances and capitalized as part of Project Costs:

               (a)    Transaction Expenses not otherwise referenced in this
SECTION 7.1 which shall be payable from time to time.

               (b) All reasonable expenses of the Lessor, the Trust Companies, the Holders, the Lenders and the Agent, including the following (which expenses shall include the reasonable fees, charges and disbursements of legal counsel and of local counsel, if any, who may be retained by such legal counsel in connection with any of the following): (1) the initial and annual fee of the Trust Companies and all reasonable expenses of the Trust Companies and any co-trustees (including reasonable counsel fees and expenses) or any successor trustee or co-trustee, for acting as a trustee under the Trust Agreement; (2) the reasonable fees, charges and expenses incurred in connection with the negotiation, preparation, execution and delivery of any amendment, supplement or other modification to this Agreement or any other Operative Agreement, whether or not such amendment, supplement or modification is ultimately entered into, or giving or withholding of waivers or consents hereto or thereto requested by the Lessee or (3) all reasonable costs and expenses incurred by the Agent, the Lenders, the Holders or the Lessor in connection with any exercise of remedies under any Operative Agreement or any purchase of any Property by the Lessee or any third party, including in connection with any workout, restructuring or negotiations in respect thereof; (4) all reasonable costs and expenses incurred by the Deposit Taker or Depositary Bank in connection with the Pledged Collateral; (5) reasonable syndication expenses and all reasonable expenses relating to the Appraisals; and (6) all reasonable costs and expenses incurred by the Agent, the Lenders, the Holders or the Lessor in connection with any transfer or conveyance of any Property, whether or not such transfer or conveyance is ultimately accomplished, each of which shall be payable within ten
(10) Business Days of demand.

               (c) THE COMMITMENT FEES. From the Closing Date until the Commitment Termination Date, the Lessee agrees to pay, or cause to be paid, the Commitment Fee to the Agent for the account of the Lenders and the Holders.

               (d) OTHER FEES. Lessee agrees to pay or cause to be paid to the Agent, Lenders and Holders the fees set forth in the Fee Letter.

        7.2 BROKERS' FEES AND STAMP TAXES. Lessee agrees to pay or cause to be paid brokers' fees relating to any Property and any and all stamp, transfer and other similar taxes, fees and excises, if any, including any interest and penalties, which are payable in connection with the transactions contemplated by this Agreement and the other Operative Agreements; provided, however, that in connection with the acquisition of any Property by the Lessor, each party shall bear its own costs relating to brokers retained by such party in connection with such acquisition.

SECTION 8. OTHER COVENANTS AND AGREEMENTS.

        8.1 COOPERATION WITH THE LESSEE. The Holders, the Lenders, the Lessor (at the direction of the Majority Secured Parties) and the Agent shall, at the expense of and to the extent reasonably requested by the Lessee (but without assuming additional liabilities on account thereof and only to the extent such is acceptable to the Holders, the Lenders, the Lessor (at the direction of the Majority Secured Parties) and the Agent in their reasonable discretion), cooperate with the Lessee in connection with the Lessee satisfying its covenant obligations contained in the Operative Agreements and its other obligations respecting any Property including, at any time and from time to time, promptly and duly executing and delivering any and all such further instruments, documents and financing statements (and continuation statements related thereto) as the Lessee may reasonably request in order to perform such covenants. The Lessor agrees that, to the extent it shall obtain actual knowledge of the occurrence of a Default or Event of Default caused by the Lessor or any of its Affiliates, it shall promptly notify the Lessee describing the same in reasonable detail.

        8.2 COVENANTS OF THE TRUST COMPANIES, THE TRUST, AND THE HOLDERS. Each of the Trust Companies, the Trust, and the Holders hereby agrees that so long as this Agreement is in effect:

               (a) Neither the Trust Companies, the Trust nor any Holder will create or permit to exist at any time, and each of them will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on any Property attributable to it; provided, however, that the Trust Companies, the Trust and the Holders shall not be required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not involve any material danger of impairment of the Liens of the Security Documents or of the sale, forfeiture or loss of, and shall not interfere with the use or disposition of, any Property or title thereto or any interest therein or the payment of Rent;

               (b) Without prejudice to any right under the Trust Agreement of the Trust Companies to resign (subject to the requirement set forth in the Trust Agreement that such resignation shall not be effective until a successor shall have agreed to accept such appointment), or the Holders' rights under the Trust Agreement to remove the institution acting as the trustee (after consent to such removal by the Agent as provided in the Trust Agreement), each of the Trust Companies and the Holders hereby agrees with the Lessee and the Agent (i) not to terminate or revoke the trust created by the Trust Agreement except as permitted by Article X of the Trust Agreement, (ii) not to amend, supplement, terminate or revoke or otherwise modify any provision of the Trust Agreement in such a manner as to adversely affect the rights of any such party without the prior written consent of such party and (iii) to comply with all of the terms of the Trust Agreement, the nonperformance of which would adversely affect such party;

               (c) The Trust Companies or any successor may resign or be removed by the Holders as the trustee, a successor trustee may be appointed and a corporation may become the trustee under the Trust Agreement, only in accordance with the provisions of Article X of the Trust Agreement and, with respect to such appointment, with the consent of the Lessee (so long as there shall be no Event of Default that shall have occurred and be continuing), which consent shall not be unreasonably withheld or delayed;

               (d) The Trust shall not contract for, create, incur or assume any Indebtedness, or enter into any business or other activity or enter into any contracts or agreements, other than pursuant to or under the Operative Agreements;

               (e) The Holders will not instruct the Trust Companies or the Trust to take any action in violation of the terms of any Operative Agreement;

               (f) Neither any Holder, the Trust Companies nor the Trust shall (i) commence any case, proceeding or other action with respect to the Trust under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seek appointment of a receiver, trustee, custodian or other similar official with respect to the Trust or for all or any substantial benefit of the creditors of the Trust; and neither any Holder, the Trust Companies nor the Trust shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this paragraph;

               (g) Each Trust Company and the Trust shall give prompt notice to the Lessee, the Holders and the Agent if such party's principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to any Property are kept, shall cease to be located at the addresses set forth in SECTION 6.1, or if any such party shall change its name; and

               (h) The Trust shall take or refrain from taking such actions and grant or refrain from granting such approvals with respect to the Operative Agreements or relating to any Property, in each case as directed in writing by the Agent (until such time as the Loans are paid in full, and then by the Required Holders); provided, however, that notwithstanding the foregoing provisions of this subparagraph (h), the Trust Companies, the Trust, the Agent, the Lenders and the Holders each acknowledge, covenant and agree that neither the Trust nor the Agent shall act or refrain from acting, regarding each Unanimous Vote Matter, until such party has received the approval of each Lender and each Holder affected by such matter.

        8.3 PROCEEDS OF CASUALTY. The Lessor agrees, for the benefit of the Agent, the Holders, and the Lenders, that if at any time the Lessor receives any proceeds as a result, directly or indirectly, of any Casualty with respect to any Property which the Lessor is entitled to retain and hold in accordance with the terms of the Lease, the Lessor agrees that it will promptly deposit such amounts in an account with the Agent. The Lessor also agrees that it will execute and deliver such documents and instruments as the Agent may request in order to grant the Agent, for the benefit of the Holders and the Lenders, a valid and perfected, first priority security interest in such proceeds.

        8.4    LESSEE COVENANTS, CONSENT AND ACKNOWLEDGMENT.

               (a)    INFORMATION. The Lessee will deliver to the Lessor and the
Agent:

                      (i) as soon as available and in any event within one hundred (100) days after the end of each fiscal year of the Lessee a statement of financial position of the Lessee and its consolidated subsidiaries as of the end of such fiscal year and the related consolidated statements of income, shareholder's equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent accountants of nationally recognized standing, together with a Compliance Certificate, in the form attached as EXHIBIT F (the "Compliance Certificate"), from the chief financial officer of the Lessee substantially containing a computation of, and showing compliance with, each of the financial covenants, ratios and restrictions contained in this SECTION 8.4 and stating that no Default or Event of Default has occurred or is continuing or, if any Default or Event of Default has occurred and is continuing, describing it and the steps, if any, being taken to cure it;

                      (ii)   as soon as available and in any event within sixty
(60) days after the end of each of the first three (3) quarters of each fiscal year of the Lessee, an unaudited consolidated statement of financial position of the Lessee as of the end of such period and the related consolidated statements of income, shareholders' equity and cash flows for such period and for the portion of the Lessee's fiscal year ended at the end of such period, setting forth in each case in comparative form the figures for the same period in the previous fiscal year, together with a Compliance Certificate of the chief financial officer of the Lessee or other officer responsible for the financial affairs of the Lessee containing a computation of, and showing compliance with, each of the financial covenants, ratios and restrictions contained in this SECTION 8.4 and stating that no Default or Event of Default has occurred or is continuing or, if any Default or Event of Default has occurred and is continuing, describing it and the steps, if any, being taken to cure it;

                      (iii) promptly after the filing thereof, if applicable, copies of all reports on Forms 10-K, 10-Q and 8-K (or their equivalents), prospectuses and registration statements which the Lessee shall have filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended;

                      (iv) if and when any member of the ERISA Group (1) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV or ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (2) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (3) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (4) applies for a waiver of the minimum funding standard under
Section 412 of the Code, a copy of such application; (5) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (6) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (7) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Lessee setting forth details as to such occurrence and action, if any, which the Lessee or applicable member of the ERISA Group is required or proposes to take;

                      (v) promptly after the occurrence of any Default or Event of Default attributable to Lessee, notice thereof in writing by an authorized officer of the Lessee, together with information regarding the steps, if any, being taken or proposed to be taken to cure it;

                      (vi) at least ten (10) Business Days prior to the expiration of any policy of insurance required by Section 14 of the Lease, confirmation of renewal; and

                      (vii) from time to time such additional information regarding the Lessee or any Property as the Lessor or the Agent, at the request of the Lessor, any Lender or any Holder, may reasonably request.

               (b) COMPLIANCE WITH LAWS. The Lessee will, and will cause its Subsidiaries to, comply with all Requirements of Law (including Environmental Laws and ERISA and the rules and regulations thereunder), except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and such contest is not reasonably likely to result in a Material Adverse Effect.

               (c) FURTHER ASSURANCES. The Lessee shall take or cause to be taken from time to time all action necessary to assure during the Construction Period and the Term that title to each Property remains in the Lessor as contemplated by Section 12.1 of the Lease, that the Lessor holds a perfected Lien on each Property securing the Lease Balance as contemplated by Section 7.1 of the Lease, and that the Lessor and the Agent, for the benefit of the Holders and the Lenders, hold a perfected Lien on the Pledged Collateral securing the Obligations.

               (d) EXISTENCE; FRANCHISES; BUSINESSES. Except as otherwise expressly permitted in this Agreement, the Lessee shall, and shall cause each Material Subsidiary to (i) maintain in full force and effect its separate existence and all rights, licenses, leases and franchises reasonably necessary to the conduct of its business, and (ii) continue doing business as a whole in the lines of business in which they were engaged on the Closing Date or those related thereto.

               (e) BOOKS AND RECORDS. The Lessee shall, and shall cause each Subsidiary to, maintain its books and records in accordance with GAAP, and permit the Lessor and the Agent to make or cause to be made inspections and audits of any books, records and papers of the Lessee and its Subsidiaries and to make extracts therefrom at all such reasonable times and as often as any such Person may reasonably require.

               (f) FUNDAMENTAL CHANGES. The Lessee shall not, nor shall it permit any Subsidiary via any merger, consolidation, amalgamation, liquidation, wind-up or dissolution, to convey, sell, assign, transfer or otherwise dispose of all or substantially all of the property, business or assets of the Lessee and its Subsidiaries on a consolidated basis, nor shall the Lessee or any Subsidiary approve of any such action if, in either case, a Default attributable to the Lessee or a Lease Event of Default shall have occurred before or after giving effect thereto.

               (g) NO IMPAIRMENT OF DEPOSITS. The Lessee shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or become bound by any agreement, instrument, indenture or other obligation which could directly or indirectly restrict, prohibit or require the consent of any Person to the making by the Lessee of any deposit constituting part of the Pledged Collateral or the realization thereon or utilization thereof (or of any earnings thereon or of any other Collateral) by the Agent, the Lessor, the Holders or the Lenders.

               (h) CHANGE IN NAME OR LOCATION. The Lessee hereby covenants and agrees that it shall give prompt notice to the Agent if the Lessee's principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to each Property are kept, shall cease to be located at 20330 Stevens Creek Blvd., Cupertino, California 95014, or if it shall change its name.

               (i) FINANCIAL COVENANTS OF LESSEE. The Lessee and its Subsidiaries shall maintain, on a consolidated basis, all of the following financial covenants.

                      (i) MINIMUM CASH. Maintain an unrestricted Cash Balance of at least $150,000,000 in the aggregate.

                      (ii) MINIMUM TANGIBLE NET WORTH. Maintain Tangible Net Worth of no less than the sum of: (A) 85% of the greater of (1) $421,899,000 or
(2) Lessee's Tangible Net Worth as of March 31, 2001; (B) 75% of its net income after income taxes (without subtracting losses) earned in each quarterly accounting period commencing after March 31, 2001; and (C) 100% of Equity Proceeds less any amount up to $75,000,000 annually reflecting costs related to Acquisitions.

                      (iii) TOTAL DEBT TO ADJUSTED EBITDA RATIO. Maintain a ratio of (A) total debt (which shall include letter of credit reimbursement obligations) to (B) Adjusted EBITDA (as measured for the immediately preceding four (4) Fiscal Quarters ending on the date of such measurement if such date is the last day of a Fiscal Quarter, or ending on the last day of the immediately preceding Fiscal Quarter if such measurement is made on a day that is not the last day of a Fiscal Quarter) not to exceed 1.00 to 1.00.

               (j) AGENT TO ACT FOR LESSOR. The Lessor hereby instructs Lessee and Lessee hereby acknowledges and agrees, that until such time as the Loans and the Holder Advances are paid in full and the Liens evidenced by the Pledge Agreement, Security Agreement and the Deed of Trust have been released
(i) any and all Rent (excluding Excepted Payments which shall be payable to each Holder or other Person as appropriate) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person shall instead be paid directly to the Agent (excluding Excepted Payments which shall be payable to each Holder or other Person as appropriate) or as the Agent may direct from time to time for allocation and distribution in accordance with the procedures set forth in SECTION 12, (ii) all rights of the Lessor under the Lease shall be exercised by the Agent and (iii) Lessee shall cause all notices, certificates, financial statements, communications and other information which are delivered, or are required to be delivered, to the Lessor, to also to be delivered at the same time to the Agent.

               (k) APPRAISALS. The Lessee hereby covenants and agrees to cause an Appraisal or reappraisal (in form and substance satisfactory to the Agent and from an appraiser selected by the Agent) to be issued respecting each Property as requested by the Agent from time to time (i) at each and every time as such shall be required to satisfy any regulatory requirements imposed on the Agent, the Lessor, the Trust Company, any Lender or any Holder and (ii) after the occurrence of an Event of Default.

               (l) SUPPLEMENTAL RENT. The Lessee hereby covenants and agrees that, except for amounts payable as Basic Rent, any and all payment obligations owing from time to time under the Operative Agreements by Lessee or Lessor to the Agent, any Lender, any Holder or any other Person shall (without further action) be deemed to be Supplemental Rent obligations payable by the Lessee. Such obligations of the Lessee shall include the Supplement Rent obligations pursuant to Section 3.3 of the Lease, arrangement fees, administrative fees, participation fees, commitment fees, unused fees, prepayment penalties, breakage costs, indemnities, trustee fees and transaction expenses incurred by the parties hereto in connection.

        8.5 APPOINTMENT OF THE AGENT BY THE LENDERS, THE HOLDERS AND THE TRUST. The Holders hereby appoint the Agent to act as collateral agent for the Holders in connection with the Lien granted by the Security Documents to secure the Holder Amount and all other amounts due and owing to the Holders. The Lenders and the Holders acknowledge and agree and direct that the rights and remedies of the beneficiaries of the Lien of the Security Documents shall be exercised by the Agent on behalf of the Lenders and the Holders as directed from time to time by the Majority Secured Parties or, pursuant to SECTION 13.4, all of the Lenders and the Holders, as the case may be; provided, in all cases, the Agent shall allocate payments and other amounts received in accordance with SECTION 12. The Agent is further appointed to provide notices under the Operative Agreements on behalf of the Trust (as determined by the Agent, in its reasonable discretion), to receive notices under the Operative Agreements on behalf of the Trust and to take such other action under the Operative Agreements on behalf of the Trust as the Agent shall determine in its reasonable discretion from time to time. The Agent hereby accepts such appointments. For purposes hereof, the provisions of Section 7 of the Credit Agreement, together with such other terms and provisions of the Credit Agreement and the other Operative Agreements as required for the full interpretation and operation of Section 7 of the Credit Agreement are hereby incorporated by reference as if restated herein for the mutual benefit of the Agent and each Holder as if each Holder were a Lender thereunder. Outstanding Holder Advances and outstanding Loans shall each be taken into account for purposes of determining Majority Secured Parties. Further, the Agent shall be entitled to take such action on behalf of the Trust as is delegated to the Agent under any Operative Agreement (whether express or implied) as may be reasonably incidental thereto. The parties hereto hereby agree to the provisions contained in this SECTION 8.5. Any appointment of a successor agent under Section 7.9 of the Credit Agreement shall also be effective as an appointment of a successor agent for purposes of this SECTION 8.5.

        8.6 RELEASE OF PROPERTIES, ETC. If (a) the Lessee shall at any time purchase any Property pursuant to the Lease, (b) any Property shall be sold in accordance with Article XXII of the Lease or (c) any portion of a Property is dedicated, transferred or the subject of a lot line adjustment pursuant to
Section 12.2 of the Lease, then, upon satisfaction by the Trust of its obligation to prepay the Loans and Holder Advances in respect of such Property and all other amounts owing to the Lenders and the Holders under the Operative Agreements, if any, the Agent is hereby authorized and directed to release such Property from the Liens created by the Security Documents to the extent of its interest therein. In addition, upon the termination of the Commitments and the Holder Commitments and the payment in full of the Loans, the Holder Advances and all other amounts owing by the Trust and the Lessee hereunder or under any other Operative Agreement, the Agent is hereby authorized and directed to release such Property from the Liens created by the Security Documents to the extent of its interest therein. Upon request of the Trust following any such release, the Agent shall, at the sole cost and expense of the Lessee, execute and deliver to the Trust and the Lessee such documents as the Trust or the Lessee shall reasonably request to evidence such release.

SECTION 9. CREDIT AGREEMENT AND TRUST AGREEMENT.

        9.1 LESSEE'S CREDIT AGREEMENT RIGHTS. Notwithstanding anything to the contrary contained in the Operative Agreements, the Agent, the Lenders, the Holders, and the Trust hereby agree that, prior to the occurrence and continuation of any Default or Event of Default, the Lessee shall have the following rights:

               (a) the right to designate an account to which amounts funded under the Operative Agreements shall be credited pursuant to Section 2.3 of the Credit Agreement;

               (b) the right to terminate or reduce the Commitments pursuant to Section 2.4 of the Credit Agreement;

               (c)    the right to exercise the continuation option pursuant to
Section 2.6 of the Credit Agreement;

               (d)    the right to approve any successor agent pursuant to
Section 7.9 of the Credit Agreement; and

               (e) the right to consent to any assignment by a Lender pursuant to the Credit Agreement, which consent shall not be unreasonably withheld or delayed (except when a Default attributable to the Lessee or Lease Event of Default has occurred and is continuing, in which case no such consent shall be required).

        9.2 LESSEE'S TRUST AGREEMENT RIGHTS. Notwithstanding anything to the contrary contained in the Operative Agreements, the Trust and the Holders hereby agree that, prior to the occurrence and continuation of any Default or Event of Default, the Lessee shall have the following rights:

               (a)    the right to exercise the removal options contained in
Article IX of the Trust Agreement; provided, however, that no removal of either Trust Company and appointment of a successor trustee pursuant to such Article IX of the Trust Agreement shall be made without the prior written consent (not to be unreasonably withheld or delayed) of the Holders; and

               (b) the right to consent to any assignment by a Holder pursuant to the Trust Agreement, which consent shall not be unreasonably withheld or delayed.

SECTION 10. TRANSFER OF INTEREST.

        10.1 RESTRICTIONS ON TRANSFER. Each Lender may participate, assign or transfer all or a portion of its interest hereunder and under the other Operative Agreements in accordance with Section 9 of the Credit Agreement. The Holders may, directly or indirectly, assign, convey or otherwise transfer any of their right, title or interest in or to the Trust Estate or the Trust Agreement with the prior written consent of the Agent (which consent shall not be unreasonably withheld or delayed) and in accordance with the terms of Section
11.15 of the Trust Agreement. The Lessor may, subject to the rights of the Lessee under the Lease and the other Operative Agreements and to the Lien of the applicable Security Documents but only with the prior written consent of the Agent (which consent may be withheld by the Agent in its sole discretion) and (provided, no Default or Event of Default has occurred and is continuing) with the consent of the Lessee, directly or indirectly, assign, convey, appoint an agent with respect to enforcement of, or otherwise transfer any of its right, title or interest in or to any Property, the Lease, the Trust Agreement and the other Operative Agreements (including any right to indemnification thereunder), or any other document relating to any Property or any interest in the Property or Properties as provided in the Trust Agreement and the Lease. The provisions of the immediately preceding sentence shall not apply to the obligations of the Lessor to transfer the Property or

Properties to the Lessee or a third party purchaser pursuant to Article XXII of the Lease upon payment for such Property or Properties in accordance with the terms and conditions of the Lease. Lessee may not assign any of the Operative Agreements or any of its rights or obligations thereunder or with respect to any Property in whole or in part to any Person without the prior written consent of the Agent, the Lenders, the Holders and the Lessor. Any participation, assignment or transfer effected in breach of this SECTION 10 shall be void.

        10.2 EFFECT OF TRANSFER. From and after any transfer effected in accordance with this SECTION 10, the transferor shall be released, to the extent of such transfer, from its liability hereunder and under the other documents to which it is a party in respect of obligations to be performed on or after the date of such transfer; provided, however, that any transferor shall remain liable hereunder and under such other documents to the extent that the transferee shall not have assumed the obligations of the transferor thereunder. Upon any transfer by the Lessor, a Holder or a Lender as above provided, any such transferee shall assume the obligations of the Lessor, the Holder or the Lender, as the case may be, and shall be deemed the "Lessor," or a "Holder" or "Lender," as the case may be, for all purposes of such documents and each reference herein to the transferor shall thereafter be deemed a reference to such transferee for all purposes, except as provided in the preceding sentence. Notwithstanding any transfer of all or a portion of the transferor's interest as provided in this SECTION 10, the transferor shall be entitled to all benefits accrued and all rights vested prior to such transfer including rights to indemnification under any such document except to the extent transferred.

        10.3   DISCLOSURE OF INFORMATION; PLEDGE UNDER REGULATION A.

               (a) Any Participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this SECTION 10, disclose to such assignee or participant or proposed assignee or participant, any information relating to Lessee or the Transactions, provided, that prior to such disclosure such proposed assignee or participant shall have agreed in writing to keep any such information confidential substantially on the terms of SECTION 10.3(B).

               (b) The Agent and the Lessor understand that some of the information and documents furnished pursuant to the Operative Agreements may be confidential and each of them agrees that it will keep all non-public information, documents and agreements so furnished to it confidential and will make no disclosure to other Persons of such information or agreements until it shall have become public, except disclosure may be made (i) to the extent required in connection with matters involving operations under or enforcement or amendment of the Operative Agreements; (ii) to the Lenders' and the Holders' examiners and auditors or in accordance with the Lenders' or the Holders' obligations under law or regulations or pursuant to subpoenas or other process to make information available to governmental agencies and examiners or to others; (iii) to any corporate affiliate of any Participant so long as such affiliate agrees to accept such information or agreement subject to the restrictions provided in this SECTION 10.3(B); (iv) to the Participant's counsel and other professional advisors so long as such Persons are instructed to keep such information confidential in accordance with the provisions of this SECTION 10.3(b); (v) to proposed assignees and participants in accordance with SECTION 10.3(a); and (vi) with the prior written consent of the Lessee.

               (c) Anything in this SECTION 10 to the contrary notwithstanding, any Participant may without the consent of Lessee, the Agent or the Lessor, assign and pledge all or any portion of the Notes held by it to any Federal Reserve Bank, the United States Treasury or to any other financial institution as collateral security pursuant to Regulation A of the Federal Reserve Board and any operating circular issued by the Federal Reserve System and/or the Federal Reserve Bank or otherwise; provided, any payment by Lessee for the benefit of the assigning or pledging Participant shall be deemed to satisfy Lessee's obligations with respect thereto.

SECTION 11. INDEMNIFICATION.

        11.1   GENERAL INDEMNITY.

               (a) The Lessee, whether or not any of the transactions contemplated hereby shall be consummated, hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an After Tax Basis from and against any Claims arising from events occurring during the Basic Term following the Construction Period, any Renewal Term and thereafter which may be imposed on, incurred by or asserted against an Indemnified Person (whether because of an action or omission of such Indemnified Person or otherwise, whether or not such Indemnified Person shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or occurs prior to the Closing Date or after the Expiration Date, in any way relating to or arising or alleged to arise out of (i) the financing, refinancing, ground lease, purchase, acceptance, rejection, ownership, design, construction, delivery, acceptance, nondelivery, leasing, subleasing, possession, use, operation, repair, maintenance, modification, transportation, condition, operation, sale, return, repossession (whether by summary proceedings or otherwise), or any other disposition of any Property or any part thereof,
(ii) any latent or other defects in any Property whether or not discoverable by an Indemnified Person or the Lessee; (iii) a violation of any Legal Requirement or Requirement of Law by the Lessee or relating to any Property or the transactions contemplated by the Operative Agreements, including any violation of Environmental Laws, the Release, presence or use of Hazardous Substances on, at, under or emanating from any Property or other loss of or damage relating to any Property; (iv) the Operative Agreements, or any transaction contemplated thereby; (v) any breach by the Lessee of any of its representations or warranties under the Operative Agreements or failure by the Lessee to perform or observe any covenant or agreement to be performed by it under any of the Operative Agreements or under any other contract or agreement by which the Lessee is bound; (vi) the invalidation of Lessee's insurance policies related to any Property; (vii) personal injury, death or property damage relating to any Property, including Claims based on strict liability in tort; (viii) the existence of any Lien on or with respect to any Property, the Improvements, the Equipment, any Basic Rent or Supplemental Rent, title thereto, or any interest therein, including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of any Property or by reason of labor or materials furnished or claimed to have been furnished to the Lessee, the Lessor, the Construction Agent, or any of their contractors or agents or by reason of the financing of any Property or any personality or equipment purchased or leased by the Lessee or Improvements or Modifications constructed by the Lessee, except Lessor Liens and Liens in favor of the Agent or the Lessor; and (ix) the Transactions contemplated hereby or by any other Operative Agreement, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code; but in any event excluding
(x) Claims to the extent such Claims arise solely out of events occurring after the expiration of the Term and after the Lessee's discharge of all its obligations under the Lease and the other Operative Agreements or (y) as to any Indemnified Person, any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnified Person. The Lessee shall be entitled to control, and shall assume full responsibility for the defense of, any Claim; provided, however, that any Indemnified Person named in such Claim may retain separate counsel reasonably acceptable to the Lessee at the expense of the Lessee in the event of and to the extent of a conflict; provided, further, that the Lessee shall be required to pay for no more than one such separate counsel in connection with each Claim for all Indemnified Persons. The Lessee and each Indemnified Person agree to give each other prompt written notice of any Claim hereby indemnified against but the giving of any such notice by an Indemnified Person shall not be a condition to the Lessee's obligations under this SECTION 11.1, except to the extent failure to give such notice materially prejudices the Lessee's rights hereunder. After an Indemnified Person has been fully indemnified for a Claim pursuant to this SECTION 11.1, and so long as no Event of Default shall have occurred and be continuing, the Lessee shall be subrogated to any right of such Indemnified Person with respect to such Claim. None of the Indemnified Persons shall settle a Claim without the consent of the Lessee, which consent shall not be unreasonably withheld or delayed.

               (b) The Construction Agent agrees to assume liability for, and to indemnify, protect, defend, save and keep harmless the Lessor, the Trust Companies and the Holders (the "Lessor Parties") on an After Tax Basis (which right to indemnity may be assigned by the Lessor Parties), from and against any and all Claims (including Losses (as defined in SECTION 11.10)) arising from events occurring during the Construction Period that may be imposed on, incurred by or asserted against the Lessor Parties, whether or not the Lessor Parties shall also be indemnified as to any such Claim by any other Person and whether or not such claim arises or accrues prior to the Closing Date, in any way relating to or arising out of the circumstances described in clauses (i) through
(ix) of SECTION 11.1(A), and subject to exceptions (x) and (y) of SECTION 11.1(A), but only to the extent (1) such Claims result from acts or omissions of the Construction Agent or any Lessee Person and (2)(A) are not related to construction completion, or (B) if such Claims are related to construction completion, the Lessee's recourse liability for such Claims shall not exceed the Construction Period Maximum Recourse Amount. The Construction Agent acknowledges and agrees in this connection that the Property or Properties, as applicable, are in its control and possession during the Construction Period, that it is responsible as Construction Agent for the acts and omissions of its subcontractors and agents and all Lessee Persons and that it has agreed to maintain each Property free from injury or mishap to third persons; provided, however, that the occurrence of injury or mishap to third persons shall not give rise to an Event of Default.

               (c) Nothing contained in this Section 11.1 shall prevent Lessee from bringing a separate action against any Indemnified Person for any breach of contract, gross negligence, willful misconduct or other causes of action permitted by the Operative Agreements.

        11.2 ENVIRONMENTAL INDEMNITY. Without limitation of the other provisions of this SECTION 11, during the Construction Period, the Lessee hereby agrees to indemnify, hold harmless and defend each Lessor Party, and during the Basic Term following the Construction

Period, any Renewal Term and thereafter, each Indemnified Person, on an After Tax Basis from and against any and all Claims (including third party Claims for personal injury or real or personal property damage), losses (including, but not limited to, to the extent the Lease Balance and all other Obligations have not been fully paid, any loss of value of any Property), damages, liabilities, fines, penalties, charges, and all reasonable costs and expenses incurred in connection therewith (including, but not limited to, reasonable consultants' and attorneys' fees and expenses), including, but not limited to, all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial removal or restoration work, arising in whole or in part, out of:

               (a) the presence on or under any Property of any Hazardous Substances, or any Release of any Hazardous Substances on, under, from or onto any Property,

               (b) any activity, including construction, carried on at any Property, and whether by the Lessee or any predecessor in title or any employees, agents, contractors or subcontractors of the Lessee or any predecessor in title, or any other Persons (including such Indemnified Person), in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Substances that at any time are located or present on or under any Property,

               (c) loss of or damage to any Property or the environment (including clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws, in each case arising from activities on or conditions with respect to any Property,

               (d) any claim concerning lack of compliance with Environmental Laws, or any act or omission causing an environmental condition that requires remediation or would allow any Governmental Authority to record a Lien on the land records, in each case arising from activities on or conditions with respect to any Property, or

               (e) any residual contamination on or under any parcel of Land, or affecting any natural resources, and any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Substances from any parcel of Land, and irrespective of whether any of such activities were or will be undertaken accordance with all Requirements of Law;

               provided, however, the Lessee shall not be required to indemnify any Indemnified Person under this SECTION 11.2 for (1) Claims to the extent such Claims arise solely out of events occurring after the expiration of the Term and after the Lessee's discharge of all its obligations under the Lease and the other Operative Agreements or (2) as to any Indemnified Person, any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnified Person. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of, and shall be separate and independent from, any remedy under the Lease or any other Operative Agreement.

        11.3   GENERAL IMPOSITIONS INDEMNITY.

               (a) INDEMNIFICATION. During the Construction Period, the Lessee shall pay and assume liability for, and does hereby agree to indemnify, protect and defend each Property and all Lessor Parties, and the Lessor agrees to pay and assume liability for and does hereby indemnify, protect and defend the other Indemnified Persons (for which obligation the Construction Agent agrees to indemnify the Lessor), and hold it and them harmless against, all Impositions on an After Tax Basis. During the Basic Term following the Construction Period, and any Renewal Term, the Lessee shall pay and assume liability for, and does hereby agree to indemnify, protect and defend each Property and each Indemnified Person, and hold it and them harmless against, all Impositions on an After Tax Basis.

               (b)    PAYMENTS.

                      (i) Subject to the terms of SECTION 11.3(f), the Lessee shall pay or cause to be paid all Impositions directly to the taxing authorities where feasible and otherwise to the Indemnified Person, as appropriate, and the Lessee shall at its own expense, upon such Indemnified Person's reasonable request, furnish to such Indemnified Person copies of official receipts or other satisfactory proof evidencing such payment.

                      (ii) In the case of Impositions for which no contest is conducted pursuant to SECTION 11.2(F) and which the Lessee pays directly to the taxing authorities, the Lessee shall pay such Impositions thirty (30) days prior to the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which the Lessee reimburses an Indemnified Person, the Lessee shall do so within twenty (20) days after receipt by the Lessee of demand by such Indemnified Person describing in reasonable detail the nature of the Imposition and the basis for the demand (including the computation of the amount payable), but in no event shall the Lessee be required to pay such reimbursement prior to thirty (30) days before the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which a contest is conducted pursuant to SECTION 11.2(f), the Lessee shall pay such Impositions or reimburse such Indemnified Person for such Impositions, to the extent not previously paid or reimbursed pursuant to subsection (a), thirty (30) days prior to the latest time permitted by the relevant taxing authority for timely payment after conclusion of all contests under SECTION 11.2(f).

                      (iii) Impositions imposed with respect to any Property for a billing period during which the Lease expires or terminates (unless a Renewal Term is to apply or the Lessee has exercised the Purchase Option or the Maturity Date Purchase Option with respect to such Property) shall be adjusted and prorated on a daily basis between the Lessee and the Lessor, whether or not such Imposition is imposed before or after such expiration or termination and each party shall pay or reimburse the other for each party's pro rata share thereof.

                      (iv) At the Lessee's request, the amount of any indemnification payment by the Lessee pursuant to subsection (a) shall be verified and certified by an independent public accounting firm mutually acceptable to the Lessee and the Indemnified Person. The fees and expenses of such independent public accounting firm shall be paid by the Lessee unless such verification shall result in an adjustment in the Lessee's favor of 10% or more of the payment as computed by the Indemnified Person, in which case such fee shall be paid by the Indemnified Person.

               (c) REPORTS AND RETURNS. (i) The Lessee shall be responsible for preparing and filing any real and personal property or ad valorem tax returns in respect of each Property. In case any other report or tax return shall be required to be made with respect to any obligations of the Lessee under or arising out of subsection (a) and of which the Lessee has knowledge or should have knowledge, the Lessee, at its sole cost and expense, shall notify the relevant Indemnified Person of such requirement and (except if such Indemnified Person notifies the Lessee that such Indemnified Person intends to file such report or return) (A) to the extent required or permitted by and consistent with applicable law, make and file in its own name such return, statement or report; and (B) in the case of any other such return, statement or report required to be made in the name of such Indemnified Person, advise such Indemnified Person of such fact and prepare such return, statement or report for filing by such Indemnified Person or, where such return, statement or report shall be required to reflect items in addition to any obligations of the Lessee under or arising out of subsection (a), provide such Indemnified Person at the Lessee's expense with information sufficient to permit such return, statement or report to be properly made with respect to any obligations of the Lessee under or arising out of subsection (a). Such Indemnified Person shall, upon the Lessee's request and at the Lessee's expense, provide any data maintained by such Indemnified Person (and not otherwise available to or within the control of the Lessee) with respect to any Property which the Lessee may reasonably require to prepare any required tax returns or reports. Each Indemnified Person agrees to use commercially reasonable efforts to send to the Lessee a copy of any written request or other notice that the Indemnified Person receives with respect to any reports or returns required to be filed with respect to each Property or the transactions contemplated by the Operative Agreements, it being understood that no Indemnified Person shall have any liability for failure to provide such copies.

               (d) INCOME INCLUSIONS. If as a result of the payment or reimbursement by the Lessee of any expenses of the Lessor or the payment of any Transaction Expenses incurred in connection with the transactions contemplated by the Operative Agreements, the Lessor, any Holder or any Lender or any of their respective Affiliates shall suffer a net increase in any federal, state or local income tax liability, the Lessee shall indemnify such Persons (without duplication of any indemnification required by subsection (a)) on an After Tax Basis for the amount of such increase. The calculation of any such net increase shall take into account any current or future tax savings realized or reasonably expected to be realized by such person in respect thereof, as well as any interest, penalties and additions to tax payable by the Lessor, the Holder, the Lender or such Affiliate, in respect thereof.

               (e) WITHHOLDING TAXES. As between the Lessee on one hand, and any Financing Party on the other hand, the Lessee shall be responsible for, and, subject to the provisions of SECTIONS 12.2(g) and (h), the Lessee shall indemnify and hold harmless the Financing Parties (without duplication of any indemnification required by subsection (a)) on an After Tax Basis against, any obligation for United States or foreign withholding taxes imposed in respect of payments with respect to the Loans or the Holder Advances or with respect to Rent payments under the Lease or payments of the Lease Balance, Permitted Lease Investment Balance, or Purchase Option Price (and, if any Financing Party receives a demand for such payment from any taxing authority, the Lessee shall discharge such demand on behalf of such Financing Party).

               (f)    CONTESTS OF IMPOSITIONS.

                      (i) If a written claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including a written notice of such proceeding), for any Impositions, such Indemnified Person shall promptly notify the Lessee in writing and shall not take action with respect to such claim or proceeding without the consent of the Lessee for thirty (30) days after the receipt of such notice by the Lessee; provided, however, that, in the case of any such claim or proceeding, if action shall be required by law or regulation to be taken prior to the end of such 30-day period, such Indemnified Person shall, in such notice to the Lessee, inform the Lessee of such shorter period, and no action shall be taken with respect to such claim or proceeding without the consent of the Lessee before two days before the end of such shorter period; provided, further, that the failure of such Indemnified Person to give the notices referred to in this sentence shall not diminish the Lessee's obligation hereunder except to the extent such failure precludes the Lessee from contesting all or part of such claim.

                      (ii) If, within thirty (30) days of receipt of such notice from the Indemnified Person (or such shorter period as the Indemnified Person has notified the Lessee as required by law or regulation for the Indemnified Person to commence such contest), the Lessee shall request in writing that such Indemnified Person contest such Imposition, the Indemnified Person shall, at the expense of the Lessee, in good faith conduct and control such contest (including by pursuit of appeals) relating to the validity, applicability or amount of such Impositions (provided, however, that (A) if such contest involves a tax other than a tax on net income and can be pursued independently from any other proceeding involving a tax liability of such Indemnified Person, the Indemnified Person, at the Lessee's request, shall allow the Lessee to conduct and control such contest and (B) in the case of any contest, the Indemnified Person may request the Lessee to conduct and control such contest) by, in the sole discretion of the Person conducting and controlling such contest, (1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, or (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings.

                      (iii) The party controlling any contest shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of such contest; provided, that all decisions ultimately shall be made in the sole discretion of the controlling party. The parties agree that an Indemnified Person may at any time decline to take further action with respect to the contest of any Imposition and may settle such contest if such Indemnified Person shall waive its rights to any indemnity from the Lessee that otherwise would be payable in respect of such claim and shall pay to the Lessee any amount previously paid or advanced by the Lessee pursuant to this SECTION 11.2 by way of indemnification or advance for the payment of an Imposition other than expenses of such contest.

                      (iv)   Notwithstanding the foregoing provisions of this
SECTION 11.2, an Indemnified Person shall not be required to take any action and the Lessee shall not be permitted to contest any Impositions in its own name or that of the Indemnified Person unless (A) the Lessee shall have agreed to pay in writing and shall pay to such Indemnified Person on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Indemnified Person actually incurs in connection with contesting such Impositions, including all reasonable legal, accounting and investigatory fees and disbursements and the contested claim if ultimately required to be paid, (B) in the case of a claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the amount of the potential indemnity exceeds $50,000, (C) the Indemnified Person shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of any Property or the Pledged Collateral, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (D) if such contest shall involve the payment of the Imposition prior to the contest, the Lessee shall provide to the Indemnified Person an interest-free advance in an amount equal to the Imposition that the Indemnified Person is required to pay (with no additional net after-tax cost to such Indemnified Person), (E) the Lessee shall have provided to such Indemnified Person an opinion of independent tax counsel selected by the Lessee and reasonably satisfactory to the Indemnified Person stating that a reasonable basis exists to contest such claim (or, in the case of an appeal of an adverse determination, an opinion of such counsel to the effect that the position asserted in such appeal will more likely than not prevail), and (F) no Event of Default shall have occurred and be continuing. In no event shall an Indemnified Person be required to appeal an adverse judicial determination to the United States Supreme Court. In addition, an Indemnified Person shall not be required to contest any claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this SECTION 11.2, unless there shall have been a change in law (or interpretation thereof) and the Indemnified Person shall have received, at the Lessee's expense, an opinion of independent tax counsel selected by the Indemnified Person and reasonably acceptable to the Lessee stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Indemnified Person will prevail in such contest.

               (g) DOCUMENTATION OF WITHHOLDING STATUS. Each Financing Party and each Trust Company (or any successor thereto or transferee thereof) that is organized under the laws of a jurisdiction outside of the United States of America shall:

                      (i) on or before the date it becomes a party to any Operative Agreement, deliver to the Lessee any certificates, documents or other evidence that shall be required by the Code or Treasury Regulations issued pursuant thereto to establish its exemption from United States Federal withholding requirements, including two (2) valid, duly completed, original copies of (A) Internal Revenue Service Form W-8BEN or successor applicable form, or (B) Internal Revenue Service Form W-8ECI or successor applicable form, properly and duly executed, certifying in each case that such party is entitled to receive payments pursuant to the Operative Agreements without deduction or withholding of United States Federal income taxes; and

                      (ii) or before the date that any such form described above expires or becomes obsolete, or after the occurrence of any event requiring a change in the most recent such form previously delivered to the Lessee, deliver to the Lessee two (2) further valid, duly completed, original copies of any such form or certification, properly and duly executed.

               (h) LIMITATION ON TAX INDEMNIFICATION. The Lessee shall not be required to indemnify any Indemnified Person, or to pay any increased amounts to any Indemnified Person or tax authority with respect to any Impositions pursuant to this SECTION 11.3 to the extent that (i) any obligation to withhold, deduct, or pay amounts with respect to Tax existed on the date such Indemnified Person became a party to any Operative Agreement (and, in such case, the Lessee may deduct and withhold such Tax from payments pursuant to the Operative Agreements), or (ii) such Indemnified Person fails to comply with the provisions of SECTION 11.2(g) (and, in such case, the Lessee may deduct and withhold all Taxes required by law as a result of such noncompliance from payments made by the Lessee pursuant to the Operative Agreements). With respect to any transferee of any Financing Party (including a transfer resulting from any change in the designation of the lending office of a Financing Party), the transferee shall not be entitled to any greater payment or indemnification under this SECTION
11.3 than the transferor would have been entitled to.

        11.4 LIBOR LENDING UNLAWFUL. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Financing Party to make, continue or maintain LIBOR Loans or LIBOR Holder Advances as contemplated by the Operative Agreements, (a) such Financing Party shall promptly give written notice of such circumstances to the Lessee, the Lessor and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) such Financing Party shall undertake reasonable efforts to propose a money rate comparable to LIBOR (the "LIBOR Alternative"), (c) the commitment of such Lender or Holder, as the case may be, hereunder to make, continue or maintain LIBOR Loans or LIBOR Holder Advances shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Financing Party to make, continue or maintain LIBOR Loans or LIBOR Holder Advances, such Financing Party shall then have a commitment only to make or maintain Loans or the Holder Advances based on ABR or the LIBOR Alternative, if any, when a LIBOR Loan or LIBOR Holder Advance is requested and
(d) such Financing Party's Loans and Holder Advances then outstanding as LIBOR Loans or LIBOR Holder Advances, if any, shall be converted automatically to Loans or Holder Advances based on ABR or the LIBOR Alternative, if any, on the respective last days of the then current Interest Periods with respect to such Loans and Holder Advances or within such earlier period as required by law. If any such conversion of LIBOR Loans or LIBOR Holder Advances occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Lessee shall pay to such Financing Party such amounts, if any, as may be required pursuant to SECTION 11.6. In any such case, interest and principal (if any) shall be payable contemporaneously with the related LIBOR Loans or LIBOR Holder Advances of the other Financing Parties.

        11.5 DEPOSITS UNAVAILABLE. If any of the Financing Parties shall have determined that:

               (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Financing Party in its relevant market; or

               (b) by reason of circumstances affecting the Financing Party's relevant market, adequate means do not exist for ascertaining the interest rate or Yield, as the case may be, applicable to such Financing Party's LIBOR Loans or LIBOR Holder Advances;

               (c) then, upon notice from such Financing Party to the Lessee and the other Financing Parties, (x) the obligations of the Financing Parties to make or continue any Loans or the Holder Advances as, or to convert any Loans or the Holder Advance into, LIBOR Loans or LIBOR Holder Advances shall be suspended, and (y) each outstanding LIBOR Loan or LIBOR Holder Advance shall automatically convert into a Loan or Holder Advance based on ABR or the LIBOR Alternative, if any, on the last day of the current Interest Period applicable thereto.

        11.6   INCREASED COSTS, ETC.

               (a) If the adoption of or any change in a Requirement of Law or in the interpretation or application thereof applicable to any Financing Party, or compliance by any Financing Party with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Financing Party becomes a Financing Party):

                      (i) shall subject such Financing Party to any Imposition whatsoever with respect to any LIBOR Loans or LIBOR Holder Advances made, continued or maintained by it or its obligation to make, continue or maintain LIBOR Loans or LIBOR Holder Advances, or change the basis of taxation of payments to such Financing Party in respect thereof; or

                      (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, Loans and the Holder Advances, advances or other extensions of credit by, or any other acquisition of funds by, any office of such Financing Party which is not otherwise included in the determination of the Adjusted LIBOR hereunder; or

                      (iii) shall impose on such Financing Party any other condition (excluding any Tax of any kind) whatsoever in connection with the Operative Agreements;

                      (iv) and the result of any of the foregoing is to increase the cost to such Financing Party, by an amount which such Financing Party reasonably deems to be material, of making, continuing or maintaining LIBOR Advances or LIBOR Holder Advances or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Lessee from such Financing Party, through the Lessor or the Agent, in accordance herewith, during the Construction Period the Participants shall fund through Advances and capitalize, and during the Basic Term following the Construction Period and any Renewal Term the Lessee shall pay such Financing Party any additional amounts necessary to compensate such Financing Party for such increased cost or reduced amount receivable; provided, that, in any such case, the Lessee may elect to convert the LIBOR Loans or LIBOR Holder Advances made by such Financing Party hereunder to Loans or Holder Advances based on ABR or the LIBOR Alternative, if any, by giving the Lessor and the Agent at least one (1) Business Day's notice of such election, in which case during the Construction Period, the Lessor, and during the Term, the Lessee shall promptly pay to such Financing Party, upon demand, without duplication, such amounts, if any, as may be required pursuant to SECTION 11.7. All payments required by this SECTION 11.6 shall be made by the Lessee within ten (10) Business Days after demand by the affected Financing Party. If any Financing Party becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Lessee, through the Lessor and Agent, certifying (x) that one of the events described in this clause
(a) has occurred and describing in reasonable detail the nature of such event,
(y) as to the increased cost or reduced amount resulting from such event, and
(z) as to the additional amount demanded by such Financing Party and a reasonably detailed explanation of the calculation thereof (including the method by which such Financing Party allocated such amounts to the Lessee). Such a certificate as to any additional amounts payable pursuant to this clause submitted by such Financing Party, through the Agent and the Lessor, to the Lessee shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and the Holder Advance and all other amounts payable hereunder.

               (b) Each Financing Party shall use its reasonable efforts to reduce or eliminate any claim for compensation pursuant to this SECTION 11.6, including a change in the office of such Financing Party at which its obligations related to this Agreement are maintained if such change will avoid the need for or reduce the amount of, such compensation and will not, in the reasonable judgment of such Financing Party, be otherwise disadvantageous to it. If any such claim for compensation shall not be eliminated or waived, the Lessee shall have the right to replace the affected Financing Party with a new financial institution that shall succeed to the rights of such Financing Party under this Agreement; provided, that such Financing Party shall not be replaced hereunder until it has been paid in full such claim and all other amounts owed to it hereunder.

        11.7 FUNDING LOSSES. During the Construction Period, the Lessee agrees to indemnify and hold harmless each Lessor Person and the Lessor agrees to indemnify and hold harmless each other Indemnified Person, and thereafter the Lessee agrees to indemnify and hold harmless each Indemnified Person, on an After Tax Basis, from any loss or expense which such Indemnified Person may sustain or incur (other than through such Person's own gross negligence or willful misconduct) as a consequence of (a) default by the Lessee in making a borrowing of or continuation of Loans or Holder Advances which are LIBOR Loans or LIBOR Holder Advances after Lessee has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Lessee in making any prepayment of a Loan or Holder Advance which is a LIBOR Loans or LIBOR Holder Advances after the Lessee has given a notice thereof in accordance with the provisions of this Agreement, or (c) the making of a prepayment of Loans or Holder Advances which are LIBOR Loans or LIBOR Holder Advances on a day which is not the last day of an Interest Period with respect thereto.

        11.8   CAPITAL ADEQUACY.

               (a) If the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Participant with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, in each case made subsequent to the Closing Date, has or will have the effect of reducing the rate of return on any Participant's or its parent company's capital by an amount such Participant reasonably deems to be material, as a consequence of its commitments or obligations hereunder to a level below that which such Participant or its parent company could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Participant's or its parent company's policies with respect to capital adequacy), then, upon notice from such Participant, (i) during the Construction Period the Participants shall fund through Advances and capitalize, and (ii) thereafter, the Lessee shall pay to such Participant, such additional amount or amounts as will compensate such Participant and its parent company on or After Tax Basis for such reduction (it being understood that such parent company shall not be reimbursed to the extent its subsidiary Participant is reimbursed by the Lessee in connection with the same or a similar law, rule, regulation, change, request or directive applicable to such Participant). All payments required by this SECTION 11.8 shall be made by the Lessee within 10 Business Days after demand by the affected Participant. The Lessee shall not be obligated to reimburse any Participant for any reduced return incurred more than 120 days after the date that such Participant receives actual notice of such reduced return unless such Participant gives notice thereof to the Lessee in accordance with this SECTION 11.8 during such 120 day period. If any Participant becomes entitled to claim any additional amounts pursuant to this Section, it shall provide prompt notice thereof to the Lessee, through the Agent and/or the Lessor, certifying (x) that one of the events described in this clause (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Participant and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this clause submitted by such Participant, through the Agent and/or the Lessor, to the Lessee shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Participation Agreement and the other Operative Agreements and the payment of the Loans, Holder Advances and all other amounts payable hereunder and thereunder.

               (b) Each Participant shall use its commercially reasonable efforts to reduce or eliminate any claim for compensation pursuant to this
SECTION 11.8, including a change in the office of such Participant at which its obligations related to the Operative Agreements are maintained if such change will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Participant, be otherwise disadvantageous to it. If any such claim for compensation shall not be eliminated or waived, the Lessee shall have the right to replace the affected Participant with a new financial institution that shall succeed to the rights of such Participant under the Operative Agreements; provided, however, that such Participant shall not be replaced hereunder until it has been paid in full such claim and all other amounts owed to it hereunder.

        11.9   SPECIAL TAX INDEMNITY.

               (a) Lessee shall pay and assume all liability for and does hereby agree to indemnify each Indemnified Person and, in each case, their accountants, lawyers, and other advisors (each, a "Tax Registration Indemnitee") on an After Tax Basis for any tax, addition to tax, penalty or other cost as a result of a breach, inaccuracy or incorrectness of the representation found in
SECTION 6.3(dd); provided, however, that this indemnity shall not apply to any tax, additional tax, penalty or other cost arising from (i) the gross negligence or willful misconduct of such Tax Registration Indemnitee; (ii) the inaccuracy or incompleteness of any information provided by such Tax Registration Indemnitee to Lessee to the extent such information is included in the registration form or other related materials and to the extent such failure results in the imposition of increased taxes, additions to tax, penalties or other costs; or (iii) the activities of such Tax Registration Indemnitee unrelated to the transactions contemplated herein that result in the transactions contemplated herein being deemed to be a confidential corporate tax shelter if the transactions contemplated herein would not otherwise have been deemed to be a confidential corporate tax shelter.

               (b) If a written claim is made or any proceeding is commenced by the Internal Revenue Service against any Tax Registration Indemnitee for any amount as to which Lessee has an indemnity obligation pursuant to this SECTION 11.9, such Tax Registration Indemnitee agrees to notify the Lessee promptly in writing of such proposed claim or proceeding, but the failure to provide such notice shall not release Lessee from its indemnity obligation hereunder except to the extent that it is materially adversely affected thereby. Lessee shall be entitled, at its expense, to require that any amount for which it may be obligated to indemnify a Tax Registration Indemnitee pursuant to this SECTION
11.9 be contested and to withhold payment during pendency of such contest (if such forbearance is permitted by law), provided, that Lessee will pay any cost, expense, interest or penalty associated with such forbearance. A Tax Registration Indemnitee shall have control over any contest commenced pursuant to this SECTION 11.9(b) but Lessee shall have, upon request, the right to participate (including its counsel) in all proceedings and such Tax Registration Indemnitee shall keep Lessee informed as to all material developments in such contest and afford Lessee an opportunity to discuss with such Tax Registration Indemnitee Lessee's interests with respect to such contest.

               (c) Lessee and each Tax Registration Indemnitee agree to cooperate with each other with respect to maintaining any required documentation or other information in connection with the tax shelter registration provisions of Code Section 6111, the investor list provisions of Code Section 6112 and the disclosure statement provisions of Code Section 6011 (and any of the regulations thereunder).

        11.10 INDEMNITY PAYMENTS IN ADDITION TO LEASE OBLIGATIONS. The Construction Agent and Lessee acknowledge and agree that the Construction Agent's and Lessee's obligations to make indemnity payments under this SECTION 11 are separate from, in addition to, and do not reduce their obligations under the Lease.

        11.11  LESSOR INDEMNIFICATION.

               (a) INDEMNIFIED LOSSES. During the Construction Period, the Lessor, for and on behalf of the Lessor Parties, shall pay, indemnify, protect, defend, save and keep harmless each Indemnified Person (other than the Lessor Parties, their Affiliates, successors, assigns, directors, shareholders, partners, officers, employees and agents) (a "Non-Lessor Party") on an After Tax Basis from and against any Losses (as hereinafter defined) arising from Covered Matters (as hereinafter defined), subject to the limitations set forth in this
SECTION 11.11.

               (b) DEFINITIONS. For purposes of this SECTION 11.11, the following terms shall have the meanings set forth below:

                      "Covered Matters" means each of the matters set forth in
               SECTION 11.1(b) or under any of SECTIONS 11.2, 11.3(a) or 11.7 ("Indemnification Sections").

                      "Losses" means each of the Claims, costs, losses or
               Impositions indemnified against pursuant to any of the Indemnification Sections and arising during the Construction Period.

               (c) NO INDEMNIFICATION FOR CERTAIN MATTERS. The Lessor shall not be required to indemnify or hold harmless any Non-Lessor Party hereunder against any matter referred to in clause (a) of this SECTION 11.11 (i) to the extent such party would be required to be indemnified by the Construction Agent pursuant to any Indemnification Section for such matter or (ii) to the extent of the exceptions or exclusions from indemnification contained in any of the Indemnification Sections or in SECTION 11.1(a).

               (d) LIMITATIONS ON INDEMNIFICATION BY LESSOR PARTIES. The Lessor's obligation to indemnify and hold harmless any Non-Lessor Party under this SECTION 11.11:

                      (i) is not an individual or personal obligation of the Lessor, but solely its obligation in its capacity as a Lessor, and nothing herein shall be construed as creating any liability on any Lessor Party, individually or personally, to pay, indemnify or hold harmless any Non-Lessor Party under this Section;

                      (ii) is not an obligation binding on the Lessor, except to the extent of any payments received by the Lessor Parties pursuant to an Indemnification Section;

                      (iii) shall be paid and discharged solely and exclusively from amounts received by the Lessor pursuant to an Indemnification Section and it is expressly agreed by each Non-Lessor Party that the sole recourse of each such Person for payment or discharge of the indemnification obligations created under this SECTION 11.11 shall be to such amounts paid by the Construction Agent pursuant to an Indemnification Section; and

                      (iv) is the sole and exclusive right of each Non-Lessor Party against the Lessor Parties, and any right to proceed against any Lessor Party individually or otherwise under common law, federal or state securities laws or otherwise for indemnification or contribution in connection with the matters covered by this SECTION 11.11 is hereby expressly waived by each Non-Lessor Party (other than claims that may be made against any Lessor Party, individually or personally, for fraud, gross negligence or willful misconduct).

Nothing in this SECTION 11.11 is intended as or should be construed as a limitation on the right of any Non-Lessor Party to make indemnification, contribution or other claims of any kind against the Construction Agent, to the extent that such claims otherwise may be made, with respect to any matter, including indemnification for Losses of the type referred to in this SECTION 11.11.

               (e) REPAYMENT TO THE LESSOR PARTIES. To the extent that any payments made pursuant to any Indemnification Section are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the Lessor to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Non-Lessor Parties who received any such payments from the Lessor (or any portion thereof) shall repay any such amounts to the Lessor, or as may otherwise be directed by a court of competent jurisdiction.

               (f) SURVIVAL, REINSTATEMENT. The indemnification obligations of the Lessor under this SECTION 11.11 shall survive and be reinstated to the same extent, for the same period and in the same manner as the indemnification obligations of the Construction Agent under the applicable Indemnification Section.

               (g) INDEMNIFICATION PROCEDURES. The right of any Non-Lessor Party to seek indemnification from the Lessor under this SECTION 11.11 is subject to and conditioned upon compliance by any such Non-Lessor Party with the notice, cooperation, appointment of counsel, contest rights and other provisions in the Indemnification Sections as fully as if such Sections were set forth herein, except that any reference in the Indemnification Sections to the Construction Agent/Lessee shall be deemed to be a reference to the Lessor or, if the Lessor so directs in any case, the Lessor and/or the Construction Agent for purposes of this SECTION 11.11.

        11.12 INDEMNIFICATIONS PROVIDED BY THE LESSOR IN FAVOR OF THE OTHER INDEMNIFIED PERSONS. To the extent the Lessee or the Construction Agent is not obligated to indemnify each Indemnified Person with respect to the various matters described in this SECTION 11, the Lessor shall provide such indemnities (but only to the extent amounts sufficient to pay such indemnity are funded by the Lenders and the Holders) in favor of each Indemnified Person in accordance with this SECTION 11.12 and shall pay all such amounts owed with respect to this
SECTION 11.12 with amounts advanced by the Lenders and the Holders (a) to the extent, but only to the extent, amounts are available therefor with respect to the Available Commitments and (b) unless each Lender and each Holder has declined in writing to fund such amount. Notwithstanding any other provision in any other Operative Agreement to the contrary, all amounts so advanced shall be deemed added to the Project Costs.

        Whether or not any of the transactions contemplated hereby shall be consummated, the Trust hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an After Tax Basis from and against any Claims, which may be imposed on, incurred by or asserted against an Indemnified Person by any third party, including Claims arising from the negligence of an Indemnified Person (but not to the extent such Claims arise from the gross negligence or willful misconduct of such Indemnified Person itself, as determined by a court of competent jurisdiction, as opposed to gross negligence or willful misconduct imputed to such Indemnified Person or breach of such Indemnified Person's obligations under this Agreement, the Lease or any other Operative Agreement) in any way relating to or arising or alleged to arise out of the execution, delivery, performance or enforcement of this Agreement, the Lease or any other Operative Agreement or on or with respect to any Property or any component thereof, including Claims in any way relating to or arising or alleged to arise out of the matters set forth in SECTION 11.1.

        The Trust shall pay and assume liability for, and does hereby agree to indemnify, protect and defend each Property and all Indemnified Persons, and hold them harmless against, all Impositions on an After Tax Basis, and all payments pursuant to the Operative Agreements shall be made free and clear of and without deduction for any and all present and future Impositions.

SECTION 12. DISTRIBUTION

        12.1 BASIC RENT. Each payment of Basic Rent (and any payment of interest or Holder Yield on overdue installments of Basic Rent) received by the Lessor shall be distributed by the Agent to the Lenders and the Holders pro rata in accordance with, and for application to, the Basic Rent then due, as well as any overdue interest or Holder Yield due to the Lenders or the Holders (to the extent permitted by applicable law) in the following order of priority:

               First, to the Lenders pro rata to pay the Debt Basic Rent; and

               Second, to the Lessor pro rata to pay the Lessor Basic Rent.

        12.2 PURCHASE PAYMENTS BY THE LESSEE. Any payment received by the Lessor as a result of:

               (a) the purchase of the Properties in connection with the exercise of the Purchase Option or Maturity Date Purchase Option under Section
20.1 or 20.2 of the Lease or Section 4.2(b) or Article V of the Construction Agency Agreement, or

               (b) compliance with the obligation to purchase the Properties in accordance with Section 17.2 of the Lease or Section 4.2(b) or Article V of the Construction Agency Agreement, or

               (c)    the payment of the Lease Balance in accordance with
Section 16.1 of the Lease, or

               (d)    the payment of the Lease Balance in accordance with
Article V of the Construction Agency Agreement,

shall be distributed by the Agent to the Lenders and the Holders in the following order of priority:

               first, to the Lenders, pro rata, to pay the Lease Balance Debt;
and

               second, to the Holders, pro rata, to pay the Lease Balance
Equity.

        12.3 PAYMENT OF PARTICIPANT BALANCES. In accordance with Section 21.1 of the Lease upon the exercise of the remarketing option or upon a return of the Properties to the Lessor or a remarketing thereof pursuant to Sections 4.2(b),
5.3 or 5.5 of the Construction Agency Agreement or Section 16.1 of the Lease, the payment of the Maximum Residual Guarantee Amount, the Construction Period Maximum Recourse Amount or the Permitted Lease Investment Balance to the Agent shall be distributed by the Agent to the Lenders for application to the payment in full of the Lease Balance Debt of each Lender, pro rata among the Lenders without priority of one over the other in the proportion that the Lease Balance Debt of each such Lender bears to the aggregate Lease Balance Debt of all Lenders. Any excess shall be distributed to the Holders pro rata based upon each Holder's respective interest in the Lease Balance Equity.

        12.4 SALES PROCEEDS OF REMARKETING OF PROPERTIES. Any payments received by the Lessor as proceeds from the sale of the Properties sold pursuant to the exercise of the remarketing option pursuant to Article XXI of the Lease or in connection with termination of the Lease under Section 16.1 of the Lease, or pursuant to any remarketing under Section 4.2(b), 5.3 or 5.5 of the Construction Agency Agreement, together with any payment made as a result of an appraisal pursuant to Section 21.3 of the Lease, shall be distributed by the Agent in the funds so received in the following order of priority:

               first, to cover the costs and expenses of such sale including, if applicable, the Lessor Remarketing Fee;

               second, an amount equal to the difference between (x) the Permitted Lease Investment Balance and (y) the Construction Period Maximum Recourse Amount, Maximum Residual Guarantee Amount or Permitted Lease Investment Balance, if any, as the case may be, previously paid by Lessee shall be distributed: (i) first, to the Lenders to be applied to the unpaid Lease Balance Debt remaining after the application of SECTION 12.3; and (ii) second, to the Holders to be applied to the unpaid Lease Balance Equity;

               third, to the Lessee to the extent of the Construction Period Maximum Recourse Amount, Maximum Residual Guarantee Amount or Permitted Lease Investment Balance, as the case may be, previously paid to the Lessor;

               fourth, (i) first, to the Lenders to be applied to the Lease Balance Debt remaining unpaid; and (ii) second, to the Holders to be applied to the Lease Balance Equity remaining unpaid and which, in the case of clauses (i) and (ii) shall include the Nonrecourse Portion, if any; and

               fifth, the balance, if any, shall be returned to the Lessee.

        12.5 SUPPLEMENTAL RENT. All payments of Supplemental Rent received by the Lessor (excluding any amounts payable pursuant to the preceding provisions of this SECTION 12) shall be distributed promptly by the Agent upon receipt thereof to the Persons entitled thereto pursuant to the Operative Agreements.

        12.6   DISTRIBUTION OF PAYMENTS AFTER EVENT OF DEFAULT.

               (a) During the continuance of an Event of Default and subject to clause (b) below, all proceeds from the sale of the Properties and the Pledged Collateral and all payments from the Lessee shall be distributed by the Agent in the following order of priority:

               first, so much of such payment or amount as shall be required to pay or reimburse the Agent and the Lessor for any tax, fees, expense, indemnification or other loss incurred by the Agent or the Lessor (to the extent incurred in connection with any duties as the Agent or the Lessor, as the case may be, and to the extent the Lessee is permitted to pay such items under the Operative Agreements), shall be distributed to the Lessor for its own account and that of the Agent in accordance with the amount of such payment or amount payable to such Person;

               second, so much of such payments or amounts as shall be required to pay the Financing Parties and the Lessor the amounts payable to them pursuant to any expense reimbursement or indemnification provisions of the Operative Agreements, and to the extent the Lessee is permitted to pay such items under the Operative Agreements, shall be distributed to each Financing Party and the Lessor without priority of one over the other in accordance with the amount of such payment or payments payable to each such Person;

               third, in the case of a sale of the Properties following an Event of Default, as provided in SECTION 12.4; otherwise, to the Lenders for application to pay in full the Lease Balance Debt, pro rata among the Lenders without priority of one over the other in the proportion that the Lease Balance Debt of each such Lender bears to the aggregate Lease Balance Debt and, in the case where the amounts so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Lenders without priority of one over the other in the proportion that the Lease Balance Debt of each such Lender bears to the aggregate Lease Balance Debt;

               fourth, to the Holders to pay in full the Lease Balance Equity, pro rata among the Holders without priority of one over the other in the proportion that the Lease Balance Equity of each such Holder bears to the aggregate Lease Balance Equity of all Holders and, in the case where amounts so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Holders without priority of one over the other in the proportion that the Lease Balance Equity of each such Holder bears to the aggregate Lease Balance Equity; and

               fifth, the balance, if any, of such payment or amounts remaining thereafter shall be returned to the Lessee.

               (b) All payments received and amounts realized by the Lessor in connection with any Casualty or Condemnation during the continuance of a Default shall be distributed by the Lessor as follows:

                      (i) in the event that the Lessor (at the direction of the Holders) elects to pay all or a portion of such amounts to the Lessee for the repair of damage caused by such Casualty or Condemnation, then such amounts shall be distributed to the Lessee, and

                      (ii) in the event that the Lessor (at the direction of the Holders) elects to apply all or a portion of such amounts to the purchase price of the Properties, then such amounts shall be distributed in accordance with clause (a).

        12.7   OTHER PAYMENTS.

               (a) Except as otherwise provided in SECTIONS 12.1, 12.2, 12.6 and clause (b) below, any payment received by the Lessor for which no provision as to the application thereof is made in the Operative Agreements or elsewhere in this SECTION 12 (including any balance remaining after the application in full of amounts to satisfy any expressed provision) shall be distributed pro rata among the Lenders and the Holders without priority of one over the other, in the proportion that the Lease Balances of each bears to the aggregate of all the Lease Balances.

               (b) Except as otherwise provided in SECTIONS 12.1, 12.2 and 12.6, all payments received and amounts realized by the Lessor under the Lease or otherwise with respect to the Properties to the extent received or realized at any time after the indefeasible payment in full of the Lease Balances of all of the Lenders and the Holders and any other amounts due and owing to the Lenders or the Holders, shall be distributed forthwith by the Lessor, in the order of priority set forth in SECTION 12.6(a).

               (c) Except as otherwise provided in SECTIONS 12.1 and 12.2, any payment received by the Lessor for which provisions as to the application thereof is made in an Operative Agreement but not elsewhere in this SECTION 12 shall be distributed forthwith by the Lessor to the Person and for the purpose for which such payment was made in accordance with the terms of such Operative Agreement.

        12.8 CASUALTY AND CONDEMNATION AMOUNTS. Subject to SECTION 12.6(b), any amounts payable to and received by the Lessor as a result of a Casualty or Condemnation pursuant to Section 15.1 of the Lease and the Assignment of Lease shall be distributed as follows:

               (a) all amounts payable to the Lessee for the repair of damage caused by such Casualty or Condemnation in accordance with Section 15.1(a) of the Lease shall be distributed to the Lessee, and

               (b) all other amounts shall be distributed by the Lessor to the Lenders and the Holders in the following order of priority:

               first, to the Lenders, pro rata, to pay the Lease Balance Debt;
and

               second, to the Holders, pro rata, to pay the Lease Balance
Equity.

        12.9 ORDER OF APPLICATION. To the extent any payment made to any Lender or the Lessor for any Holder pursuant to SECTIONS 12.2, 12.3, 12.4, 12.6,
12.7 or 12.8 is insufficient to pay in full the Lease Balance of such Lender or Holder, then each such payment shall first be applied to accrued interest and Holder Yield and then to the principal amount of the Loans and the Holder Advances, as applicable.

SECTION 13. MISCELLANEOUS.

        13.1 SURVIVAL OF AGREEMENTS. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Agreements, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Agreement, the construction of any Improvements, the transfer of any Property to the Trust, the acquisition of any Property, any disposition of any interest of the Trust in any Property or any interest of the Holders in the Trust Estate, the payment of the Notes and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Agreements. Except as otherwise expressly set forth herein or in other Operative Agreements, the indemnities of the parties provided for in the Operative Agreements shall survive the expiration or termination of any thereof.

        13.2 NOTICES. All notices required or permitted to be given under any Operative Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by facsimile or other telecommunication device capable of transmitting or creating a written record; or personally. Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed. Couriered notices shall be deemed delivered when delivered as addressed, or if the addressee refuses delivery, when presented for delivery notwithstanding such refusal. Notices sent via facsimile shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the following addresses: If to the Lessee or the Construction Agent, to such entity at the following address:

                      Symantec Corporation
                      20330 Stevens Creek Blvd.
                      Cupertino, CA 95014
                      Attention: Treasury
                      Attention: General Counsel
                      Telephone: (408) 517-7835
                      Facsimile: (408) 517-8118

               With a copy to:

                      Pillsbury Winthrop LLP
                      50 Fremont Street
                      San Francisco, CA 94105
                      Attention: George P. Haley, Esq.
                      Telephone: (415) 983-1272
                      Facsimile: (415) 983-1200

               If to the Trust, to it at the following address:

                      The Symantec 2001 Trust
                      c/o Wilmington Trust FSB
                      3773 Howard Hughes Parkway
                      Suite 300 N
                      Las Vegas, NV 89109
                      Attention: Corporate Trust Administration
                      Telephone: (702) 866-2200
                      Facsimile: (702) 866-2244

               If to Wilmington Trust Company, to it at the following address:

                      Wilmington Trust FSB
                      3773 Howard Hughes Parkway
                      Suite 300 N
                      Las Vegas, NV 89109
                      Attention: Corporate Trust Administration
                      Telephone: (702) 866-2200
                      Facsimile: (702) 866-2244

               If to the Agent, to it at the following address:

                      The Bank of Nova Scotia
                      580 California Street, Suite 2100
                      San Francisco, CA 94104
                      Attention: Chris Johnson, Managing Director
                      Telephone: (415) 986-1100
                      Facsimile: (415) 397-0791

               If to any Holder, to it at the address set forth for such Holder on SCHEDULE 1.2 hereof.

               If to any Lender, to it at the address set forth for such Lender on Schedule 2.1 of the Credit Agreement.

        From time to time any party may designate additional parties and/or another address for notice purposes by notice to each of the other parties hereto. Each notice hereunder shall be effective in the manner set forth above, or upon refusal thereof.

        13.3 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

        13.4 TERMINATIONS, AMENDMENTS, WAIVERS, ETC.; UNANIMOUS VOTE MATTERS. Each Operative Agreement may be terminated, amended, supplemented, waived or modified only by an instrument in writing signed by, subject to Article X of the Trust Agreement regarding termination of the Trust Agreement, the Majority Secured Parties and the Lessee (to the extent Lessee is a party to such Operative Agreement, and to the extent Lessee is not a party to such Operative Agreement but is expressly accorded rights in a particular provision therein, such provision may be terminated, amended, supplemented, waived or modified only by an instrument in writing signed by the Majority Secured Parties and Lessee). In addition, the Unanimous Vote Matters shall require the consent of each Lender and each Holder affected by such matter.

        Notwithstanding the foregoing, no such termination, amendment, supplement, waiver or modification shall, without the consent of the Agent and, to the extent affected thereby, each Lender and each Holder (collectively, the "Unanimous Vote Matters") (i) reduce the amount of any Note or any Certificate, extend the scheduled date of maturity of any Note, extend the scheduled Expiration Date, extend any payment date of any Note or Certificate, reduce the stated rate of interest payable on any Note, reduce the stated Holder Yield payable on any Certificate (other than as a result of waiving the applicability of any post-default increase in interest rates or Holder Yields), modify the priority of or release any Lien in favor of the Agent under any Security Document, subordinate any obligation owed to any Lender or Holder, elect to decline the funding of any Transaction Expense with respect to SECTION 7, elect to decline the funding of any indemnity payment by the Trust with respect to SECTION 11.8 or increase the amount or extend the expiration date of any Lender's Commitment or the Holder Commitment of any Holder; or (ii) terminate, amend, supplement, waive or modify any provision of this SECTION 13.4 or reduce the percentages specified in the definitions of Majority Lenders, Majority Holders or Majority Secured Parties, or consent to the assignment or transfer by the Trust of any of its rights and obligations under any Credit Document or release a material portion of the Collateral (except in accordance with SECTION 9.5) or release Lessee from its obligations under any Operative Agreement or otherwise alter any payment obligations of Lessee to the Lessor or any Financing Party under the Operative Agreements; or (iii) terminate, amend, supplement, waive or modify any provision of Section 9.1 of the Credit Agreement (which shall also require the consent of the Agent). Any such termination, amendment, supplement, waiver or modification shall apply equally to each of the Lenders and the Holders and shall be binding upon all the parties to this Agreement. In the case of any waiver, each party to this Agreement shall be restored to its former position and rights under the Operative Agreements, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

        If at a time when the conditions precedent set forth in the Operative Agreements to any Loan are, in the opinion of the Agent, satisfied, any Lender shall fail to fulfill its obligations to make such Loan (any such Lender, a "Defaulting Lender") then, for so long as such failure shall continue, the Defaulting Lender shall (unless the Lessee and the Majority Lenders, determined as if the Defaulting Lender were not a "Lender," shall otherwise consent in writing) be deemed for all purposes relating to terminations, amendments, supplements, waivers or modifications under the Operative Agreements to have no Loans, shall not be treated as a "Lender" when performing the computation of Majority Lenders or Majority Secured Parties, and shall have no rights under this SECTION 13.4; provided that any action taken pursuant to the second paragraph of this SECTION 13.4 shall not be effective as against the Defaulting Lender.

        If at a time when the conditions precedent set forth in the Operative Agreements to any Holder Advance are, in the opinion of the Majority Holders, satisfied, any Holder shall fail to fulfill its obligations to make such Holder Advance (any such Holder, a "Defaulting Holder") then, for so long as such failure shall continue, the Defaulting Holder shall (unless the Lessee and the Majority Holders, determined as if the Defaulting Holder were not a "Holder," shall otherwise consent in writing) be deemed for all purposes relating to terminations, amendments, supplements, waivers or modifications under the Operative Agreements to have no Holder Advances, shall not be treated as a "Holder" when performing the computation of Majority Holders or Majority Secured Parties, and shall have no rights under this SECTION 13.4; provided that any action taken pursuant to the second paragraph of this SECTION 13.4 shall not be effective as against the Defaulting Holder.

        13.5 HEADINGS, ETC. The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

        13.6 PARTIES IN INTEREST. Except as expressly provided herein, none of the provisions of this Agreement are intended for the benefit of any Person except the parties hereto.

        13.7 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; VENUE.

               (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO RULES RELATING TO CONFLICTS OF LAW (OTHER THAN GENERAL OBLIGATIONS LAW SECTION 5-1401). Any legal action or proceeding with respect to this Agreement or any other Operative Agreement may be brought in the courts of the State of New York in the City of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the parties to this Agreement further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to
SECTION 13.2, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or to otherwise proceed against any party in any other jurisdiction.

               (b)    EACH OF THE PARTIES HERETO IRREVOCABLY AND
UNCONDITIONALLY, TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER OPERATIVE AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

               (c) Each of the parties to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Operative Agreement brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

               (d) The Agent on behalf of the Lenders and the Holders shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under any Operative Agreement or under applicable Law or by judicial foreclosure and sale, including a proceeding to confirm the sale;
(ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and
(iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

The parties to this Agreement and/or any other Operative Agreement agree that they shall not have a remedy of special, punitive or exemplary damages against any other party in any Dispute and hereby waive any right or claim to special, punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute.

        13.8 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        13.9   LIABILITY LIMITED.

               (a) The Lenders, the Agent, the Lessee, the Trust Companies, the Trust and the Holders each acknowledge and agree that the Trust Companies shall not be liable or accountable under any circumstances whatsoever for or on account of any statements, representations, warranties, covenants or obligations stated to be those of the Trust, Borrower or Lessor except for their own gross negligence or willful misconduct and as otherwise expressly provided herein or in the other Operative Agreements.

               (b) Anything to the contrary contained in this Agreement, the Credit Agreement, the Notes or in any other Operative Agreement notwithstanding, no Exculpated Person shall be personally liable in any respect for any liability or obligation arising hereunder or in any other Operative Agreement including the payment of the principal of, or interest on, the Notes, or for monetary damages for the breach of performance of any of the covenants contained in the Credit Agreement, the Notes, this Agreement, the Security Documents or any of the other Operative Agreements. The Lenders, the Holders and the Agent agree that, in the event any remedies under any Operative Agreement are pursued, neither the Lenders, the Holders nor the Agent shall have any recourse against any Exculpated Person, for any deficiency, loss or Claim for monetary damages or otherwise resulting therefrom and recourse shall be had solely and exclusively against the Trust Estate (excluding Excepted Payments) and the Lessee (with respect to the Lessee's obligations under the Operative Agreements); but nothing contained herein shall be taken to prevent recourse against or the enforcement of remedies against the Trust Estate (excluding Excepted Payments) in respect of any and all liabilities, obligations and undertakings contained herein and/or in any other Operative Agreement. Notwithstanding the provisions of this Section, nothing in any Operative Agreement shall: (i) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes and/or the Certificates arising under any Operative Agreement or secured by any Operative Agreement, but the same shall continue until paid or discharged; (ii) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the damages arising by reason of): active waste knowingly committed by any Exculpated Person with respect to any Property, any fraud, gross negligence or willful misconduct on the part of any Exculpated Person; (iii) relieve any

Exculpated Person from liability and responsibility for (but only to the extent of the moneys misappropriated, misapplied or not turned over) (A) except for Excepted Payments, misappropriation or misapplication by the Lessor (i.e., application in a manner contrary to any of the Operative Agreements) of any insurance proceeds or condemnation award paid or delivered to the Lessor by any Person other than the Agent, or (B) except for Excepted Payments, any rent or other income received by the Lessor from Lessee that is not turned over to the Agent; or (iv) affect or in any way limit the Agent's rights and remedies under any Operative Agreement with respect to the Rents and rights and powers of the Agent under the Operative Agreements or to obtain a judgment against the Lessee's interest in the Properties or the Agent's rights and powers to obtain a judgment against the Lessor or the Lessee (provided, that no deficiency judgment or other money judgment shall be enforced against any Exculpated Person except to the extent of the Lessor's interest in the Trust Estate (excluding Excepted Payments) or to the extent the Lessor may be liable as otherwise contemplated in clauses (II) and (III) of this SECTION 13.9(b)).

        13.10 RIGHTS OF THE LESSEE. If at any time all obligations (i) of the Borrower under the Credit Agreement, the Security Documents and the other Operative Agreements and (ii) of the Lessee under the Operative Agreements have in each case been satisfied or discharged in full, then the Lessee shall be entitled to (a) terminate the Lease and (b) receive all amounts then held under the Operative Agreements and all proceeds with respect to each Property. Upon the termination of the Lease pursuant to the foregoing clause (a), the Trust shall transfer to the Lessee all of its right, title and interest free and clear of the Lien of the Lease, the Lien of the Security Documents and all Lessor Liens in and to each Property then subject to the Lease and any amounts or proceeds referred to in the foregoing clause (b) shall be paid over to the Lessee.

        13.11 FURTHER ASSURANCES. The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Agreement, the other Operative Agreements and the transactions contemplated hereby and thereby (including the preparation, execution and filing of any and all Uniform Commercial Code financing statements, filings of the Deed of Trust and other filings or registrations which the parties hereto may from time to time request to be filed or effected). The Lessee, at its own expense and without need of any prior request from any other party, shall take such action as may be reasonably requested (including any action specified in the preceding sentence), in order to maintain and protect all security interests provided for hereunder or under any other Operative Agreement. In addition, in connection with the sale or other disposition of any Property or any portion thereof, the Lessee agrees to execute such instruments of conveyance as may be reasonably required in connection therewith.

        13.12 FINANCIAL REPORTING/TAX CHARACTERIZATION. Lessee agrees to obtain advice from its own accountants and tax counsel regarding the financial reporting treatment and the tax characterization of the transactions described in the Operative Agreements. Lessee further agrees that Lessee shall not rely upon any statement of any Financing Party or any of their respective Affiliates and/or Subsidiaries regarding any such financial reporting treatment and/or tax characterization.

        13.13 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 14. RENEWALS.

        14.1 EXTENSIONS OF MATURITY DATE AND EXPIRATION DATE. So long as the Lessee has not elected the remarketing option, and no Default or Event of Default shall then exist, the Lessee may, not earlier than one (1) year after the Closing Date and not later than one hundred eighty (180) days prior to the Maturity Date, direct a written request to the Lessor and the Agent that the Expiration Date then in effect under the Lease be extended on terms mutually agreeable to the Lessor, the Agent, the Lenders, the Holders and the Lessee. Any renewal term shall be effective only upon the consent of all Financing Parties and each Financing Party may grant or deny its consent to a renewal of the Lease in its sole discretion.









                          [The signature pages follow.]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

LESSEE AND CONSTRUCTION AGENT:         SYMANTEC CORPORATION


                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________


TRUST, BORROWER AND LESSOR:            THE SYMANTEC 2001 TRUST

                                       By: Wilmington Trust Company, not in its
                                       individual capacity but solely as trustee

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________


THE AGENT, THE SOLE LEAD
ARRANGER AND A LENDER:                 THE BANK OF NOVA SCOTIA


                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________


THE DOCUMENTATION AGENT
AND A LENDER:                          FUJI BANK, LIMITED


                                       By:______________________________________

                                       Name: Mano Mylvaganam

                                       Title:___________________________________


THE SYNDICATION AGENT
AND A LENDER:                          KEYBANK NATIONAL ASSOCIATION


                                       By:______________________________________

                                       Name: Julien Michaels

                                       Title:___________________________________

THE
LENDERS:                               AIB INTERNATIONAL FINANCE


                                       By:______________________________________

                                       Name: Ronan O'Neill

                                       Title:___________________________________


                                       WELLS FARGO BANK


                                       By:______________________________________

                                       Name: Karen Barone

                                       Title:___________________________________


                                       BANK HAPOALIM BM


                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________


                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________



                                       BNP PARIBAS


                                       By:______________________________________

                                       Name: Robert Mimaki

                                       Title:___________________________________


                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

THE
HOLDERS:                               SCOTIABANC INC.


                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________


                                       FBTC LEASING CORP.


                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________


                                       KEYBANK NATIONAL ASSOCIATION


                                       By:______________________________________

                                       Name: Julien Michaels

                                       Title:___________________________________


                                        AIB INTERNATIONAL FINANCE


                                       By:______________________________________

                                       Name: Ronan O'Neill

                                       Title:___________________________________


WITH RESPECT TO SECTIONS 6.1
AND 11.3(g) OF THE PARTICIPATION
AGREEMENT ONLY:


THE TRUST COMPANIES:                   WILMINGTON TRUST COMPANY, a banking
                                       corporation organized under the laws of
                                       the State of Delaware


                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

                                                                  EXECUTION COPY


                                  SCHEDULE 1.2

                        HOLDER COMMITMENTS AND ADDRESSES


                                                                Amount of Holder
Name and Address of Holder                                         Commitment
--------------------------                                      ----------------
1.      Scotiabanc Inc.                                             $650,000
        600 Peachtree Street, Suite 2700
        Atlanta, GA 30308
        Attention: William Brown, Managing Director
        Telephone: (404) 877-1501
        Facsimile: (404) 888-8998

2.      FBTC Leasing Corp.                                          $650,000
        Two World Trade Center, 79th Floor
        New York, NY 10048
        Attention: Fred Server
        Telephone: (212) 898-2498
        Facsimile: (212) 775-7276

3.      KeyBank National Association                                $650,000
        3 Embarcadero Center, Suite 2900
        San Francisco, CA 94111
        Attention: Julien Michaels
        Telephone: (415) 733-2489
        Facsimile: (415) 733-2480

        with a copy to:

        601 108th Ave. NE, 5th Floor
        Bellevue, WA 98004
        Attention: Tom Crandell and Kim Richmond
        Telephone: (425) 709-4584

4.      AIB International Finance                                   $650,000
        AIB International Centre
        I.F.S.C. Dublin 1
        Ireland 4869964A
        Attention: Ronan O'Neill
        Telephone: 353-1-6417079
        Facsimile: 353-1-6797129



                                      A-1.

                                  SCHEDULE 1.9

                             AGENT'S PAYMENT ADDRESS


THE BANK OF NOVA SCOTIA

New York Agency
1 Liberty Plaza
New York, NY 10006
Attn:  Eudia Smith
Telephone: (404) 877-1500
Facsimile: (404) 888-8998
ABA #026002532
Credit Account #0610135
BNS San Francisco - Loan Service
Reference - Symantec Corporation





                                      A-2.

                                  SCHEDULE 6.3

                                    EXHIBIT A

                                REQUISITION FORM
            (PURSUANT TO SECTION 4.2 OF THE PARTICIPATION AGREEMENT)

        Symantec Corporation, a Delaware corporation (the "Company") hereby certifies as true and correct and delivers the following Requisition to The Bank of Nova Scotia, as the agent for the Lenders (hereinafter defined) and respecting the Security Documents, as the agent for the Lenders and the Holders (hereinafter defined), to the extent of their interests (the "Agent"):

        Reference is made herein to that certain Participation Agreement dated as of March 30, 2001 (as supplemented, amended, modified or restated from time to time, the "Participation Agreement") among the Company, in its capacity as the Lessee and the Construction Agent, The Symantec 2001 Trust, Wilmington Trust Company, the various banks and other lending institutions which are parties thereto from time to time, as holders (the "Holders"), the various banks and other lending institutions which are parties thereto from time to time, as lenders (the "Lenders"), Fuji Bank, Limited, as the documentation agent, KeyBank National Association, as the syndication agent and the Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth therefor in the Participation Agreement.

Check one:

        ____  CLOSING DATE:________________
        (three (3) Business Days prior notice required for LIBOR Advance; same day for ABR Advance)

        ____ FUNDING DATE:_________________
        (three (3) Business Days prior notice required for Advance)

1.      Transaction Expenses and other fees, expenses and disbursements under
Section 7 of the Participation Agreement and any and all other amounts contemplated to be financed under the Participation Agreement including any broker's fees, taxes, recording fees and the like (with supporting invoices or closing statement attached):

               Party to Whom                                Amount Owed
               Amount is Owed                            (in U.S. Dollars)

               --------------                             --------------

               --------------                             --------------

               --------------                             --------------

               --------------                             --------------

               --------------                             --------------

2. Description of Land (which shall be a legal description of the Land in connection with an Advance to pay Property Acquisition Costs): See attached
Schedule 1

3.      Description of Improvements: See attached Schedule 2



                                      A-3.

4. Aggregate Loans and Holder Advances requested since the Closing Date with respect to the Property for which Advances are requested under this Requisition, including all amounts requested under this Requisition:

               $______________                         [Property]

        In connection with this Requisition, the Company hereby requests that the Lenders make Loans to the Lessor in the amount of $______________ and that the Holders make Holder Advances to the Lessor in the amount of $________________. The Company hereby certifies (i) that the foregoing amounts requested do not exceed the total aggregate of the Available Commitments plus the Available Holder Commitments and (ii) each of the provisions of the Participation Agreement applicable to the Loans and Holder Advances requested hereunder have been complied with as of the date of this Requisition.

        The Company requests the Loans be allocated as follows:

               $____________                              ABR Loans

               $____________                              LIBOR Loans*

        The Company requests the Holder Advances be allocated as follows:

               $______________                            ABR Holder Advances

               $______________                            LIBOR Holder Advances*

        The Company has caused this Requisition to the executed by its duly authorized officer as of this _____ day of ________________ 200__.

                                       Symantec Corporation

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________



                    *ATTACH INTEREST PERIOD SELECTION NOTICE


                                      A-4.

                                                                  EXECUTION COPY


                                   SCHEDULE 1

                               DESCRIPTION OF LAND
                     (LEGAL DESCRIPTION AND STREET ADDRESS)

                                                                  EXECUTION COPY


                                   SCHEDULE 2

                           DESCRIPTION OF IMPROVEMENTS

                                                                  EXECUTION COPY


                                    EXHIBIT B

                              SYMANTEC CORPORATION

                             SECRETARY'S CERTIFICATE
    (PURSUANT TO SECTIONS 5.1(e), (f) AND (i) OF THE PARTICIPATION AGREEMENT)

        Symantec Corporation, a Delaware corporation (the "Company") DOES HEREBY CERTIFY as follows:

        1. Attached as SCHEDULE 1 is a true, correct and complete copy of the resolutions of the Board of Directors of the Company duly adopted by the Board of Directors of the Company on __________. Such resolutions have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

        2. Attached as SCHEDULE 2 is a true, correct and complete copy of the Certificate of Incorporation of the Company on file in the Office of the Secretary of State of Delaware. Such Certificate of Incorporation has not been amended, modified or rescinded since its date of adoption and remain in full force and effect as of the date hereof.

        3. Attached as SCHEDULE 3 is a true, correct and complete copy of the Bylaws of the Company. Such Bylaws have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

        4. The persons named below now hold the offices set forth opposite their names, and the signatures opposite their names and titles are their true and correct signatures.

                 Name                  Office                Signature

          -------------------    -------------------    -------------------

          -------------------    -------------------    -------------------


        IN WITNESS WHEREOF, the Company has caused this Secretary's Certificate to be duly executed and delivered as of this 30th day of March, 2001.


                                       SYMANTEC CORPORATION


                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________


                                      B-1.

                                                                  EXECUTION COPY


                                    EXHIBIT C

                              SYMANTEC CORPORATION

                              OFFICER'S CERTIFICATE
           (PURSUANT TO SECTION 5.1(g) OF THE PARTICIPATION AGREEMENT)

        Symantec Corporation, a Delaware corporation (the "Company"), DOES HEREBY CERTIFY as follows:

        5. Each and every representation and warranty of Lessee contained in the Operative Agreements to which it is a party is true and correct in all material respects on and as of the Closing Date.

        6. No Default or Event of Default by Lessee has occurred and is continuing under any Operative Agreement.

        7. Each Operative Agreement to which Lessee is a party is in full force and effect with respect to it.

        8. The Lessee and the Construction Agent have duly performed and complied in all material respects with all covenants, agreements and conditions contained in the Participation Agreement (hereinafter defined) or in any Operative Agreement required to be performed or complied with by either on or prior to the date hereof.

Capitalized terms used in this Officer's Certificate and not otherwise defined herein have the respective meanings ascribed thereto in the Participation Agreement dated as of March 30, 2001 among the Company, as the Lessee and as the Construction Agent, The Symantec 2001 Trust, Wilmington Trust Company, the various banks and other lending institutions which are parties thereto from time to time, as holders (the "Holders"), the various banks and other lending institutions which are parties thereto from time to time, as lenders (the "Lenders"), Fuji Bank, Limited, as the documentation agent, KeyBank National Association, as the syndication agent and The Bank of Nova Scotia, as the administrative agent for the benefit and on behalf of the Lenders and with respect to the Security Documents, as agent for the benefit and on behalf of the Lenders and the Holders, to the extent of their respective interests, and as the Sole Lead Arranger.

        IN WITNESS WHEREOF, the Company has caused this Officer's Certificate to be duly executed and delivered as of this ___ day of ______________ 2001.

                                       SYMANTEC CORPORATION


                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________


                                      C-1.
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                                                                  EXECUTION COPY


                                    EXHIBIT D

                                     [TRUST]

                                   CERTIFICATE
           (PURSUANT TO SECTION 5.1(p) OF THE PARTICIPATION AGREEMENT)


        THE SYMANTEC 2001 TRUST, a Delaware business trust (the "Trust"), DOES HEREBY CERTIFY as follows:

        1. Each and every representation and warranty of the Trust contained in the Operative Agreements to which it is a party is true and correct on and as of the date hereof.

        2. Each Operative Agreement to which the Trust is a party is in full force and effect with respect to it.

        3. The Trust has duly performed and complied with all covenants, agreements and conditions contained in the Participation Agreement (hereinafter defined) or in any Operative Agreement required to be performed or complied with by it on or prior to the date hereof.

        4. The provisions of Section 13.9 of the Participation Agreement, referenced below, shall apply to this Certificate.

Capitalized terms used in this Certificate and not otherwise defined herein have the respective meanings ascribed thereto in the Participation Agreement dated as of March 30, 2001 among Symantec Corporation, as the Lessee and as the Construction Agent, the Trust, Wilmington Trust Company, the various banks and other lending institutions which are parties thereto from time to time, as holders (the "Holders"), the various banks and other lending institutions which are parties thereto from time to time, as lenders (the "Lenders"), Fuji Bank, Limited, as the documentation agent, KeyBank National Association, as the syndication agent and The Bank of Nova Scotia, as the administrative agent for the benefit and on behalf of the Lenders and with respect to the Security Documents, as agent for the benefit and on behalf of the Lenders and the Holders, to the extent of their respective interests, and as the Sole Lead Arranger.

        IN WITNESS WHEREOF, the Trust has caused this Certificate to be duly executed and delivered as of this ____ day of ______________ 2001.

                                       THE SYMANTEC 2001 TRUST

                                       By: Wilmington Trust Company, not in its
                                       individual capacity but solely as trustee

                                           By:__________________________________

                                           Name:________________________________

                                           Title:_______________________________


                                      D-1.
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                                                                  EXECUTION COPY

                                    EXHIBIT E

                              SYMANTEC CORPORATION

                      FORM OF LESSEE COMPLETION CERTIFICATE
           (PURSUANT TO SECTION 5.4(b) OF THE PARTICIPATION AGREEMENT)


        SYMANTEC CORPORATION, a Delaware corporation, ("Lessee" and "Construction Agent"), pursuant to that certain Participation Agreement, dated as of March 30, 2001 among Lessee, Construction Agent, The Symantec 2001 Trust (the "Trust"), Wilmington Trust Company, the various banks and other lending institutions which are parties thereto from time to time, as holders (the "Holders"), the various banks and other lending institutions which are parties thereto from time to time, as lenders (the "Lenders"), Fuji Bank, Limited, as the documentation agent, KeyBank National Association, as the syndication agent and The Bank of Nova Scotia, as the administrative agent for the benefit and on behalf of the Lenders and with respect to the Security Documents, as agent for the benefit and on behalf of the Lenders and the Holders, to the extent of their respective interests, and as the Sole Lead Arranger (the "Participation Agreement"), does hereby certify as follows that:

               (a) The construction of the improvements (the "Improvements") on the property commonly known as ________________________ (the "Property") has been completed substantially in accordance with the applicable Plans and Specifications and in compliance with all material Legal Requirements and Insurance Requirements, and the Property is ready for occupancy and use.

               (b) All utilities to adequately service the Improvements for their intended use are available and "tapped on" and hooked up pursuant to adequate permits (including any that may be required under applicable Environmental Laws).

               (c) Access to the Improvements for pedestrians and motor vehicles from publicly dedicated streets and public highways is available.

        All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in Annex A to the Participation Agreement.

        IN WITNESS WHEREOF, I have signed my name in the capacity set forth above on this ____ day of ____________ 200__.


                                   SYMANTEC CORPORATION, a Delaware
                                   corporation, as Lessee and Construction Agent


                                   By:______________________________________

                                   Name:____________________________________

                                   Title:___________________________________


                                      E-1.
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                                                                  EXECUTION COPY

                                    EXHIBIT F

                              SYMANTEC CORPORATION

                        OFFICER'S COMPLIANCE CERTIFICATE
         (PURSUANT TO SECTION 8.4(a)(i) OF THE PARTICIPATION AGREEMENT)


        The undersigned, on behalf of Symantec Corporation, a Delaware corporation (the "Company"), hereby certifies to The Bank of Nova Scotia, as agent for the Lenders and the Holders, to the extent of their interests (the "Agent"), under the Participation Agreement dated as of March 30, 2001 (as amended, supplemented, modified or restated from time to time, the "Participation Agreement") among the Company in its capacity as the Lessee and the Construction Agent, The Symantec 2001 Trust, Wilmington Trust Company, the Holders, the Lenders, Fuji Bank, Limited, as the documentation agent, KeyBank National Association, as the syndication agent and the Agent, as follows:

        1. This Certificate is delivered to you pursuant to Section 8.4(a)(i) of the Participation Agreement. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Participation Agreement.

        2. I have reviewed the financial statements of the Company and its Subsidiaries dated as of ___________, ______ for the fiscal quarter ended ____________________, and such statements fairly present the financial condition of the Company and its Subsidiaries as of the dates indicated and the results of its operations and cash flows for the period indicated.

        3. I have reviewed the terms of the Operative Agreements to which the Company is a party and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Company and its Subsidiaries at the end of the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence at the end of such accounting period of any condition or event that constitutes a Default or Event of Default.

        4. The ratios and calculations determining such figures are set forth on the attached Schedule 1 and the Company and its Subsidiaries are in compliance with the covenants contained in Section 8.4(i) of the Participation Agreement as shown on such Schedule 1.

        WITNESS the following signature as of the ____ day of ______________
2001.


                                       SYMANTEC CORPORATION


                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________


                                      F-1.

                                                                  EXECUTION COPY


                                   SCHEDULE 1
                                       TO
                        OFFICER'S COMPLIANCE CERTIFICATE

                       AS OF FISCAL QUARTER ENDED _______

DISTRIBUTION LIST

The Bank of Nova Scotia, as the Agent, the Sole Lead Arranger and a Lender

Fuji Bank, Limited, as the Documentation Agent and a Lender

KeyBank National Association, as the Syndication Agent, a Lender and a Holder

AIB International Finance, as a Lender and a Holder

Wells Fargo Bank, as a Lender

BNP Paribas, as a Lender

Scotiabanc Inc., as a Holder

Fuji Bank, Limited, as a Holder

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as additional Holders

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as additional Lenders

Symantec Corporation, as the Lessee and the Construction Agent

The Symantec 2001 Trust

Wilmington Trust Company